SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Peerless Systems Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PEERLESS SYSTEMS CORPORATION
2381 Rosecrans Avenue
El Segundo, CA 90245

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 11, 2007

Dear Stockholder:

You are invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Peerless Systems Corporation, a Delaware corporation (the “Company”), which will be held on Monday, June 11, 2007, at 9:00 a.m. Pacific Daylight Time at the Company’s headquarters located at 2381 Rosecrans Avenue, El Segundo, California, 90245 for the following purposes:

1. To elect four directors to serve until the next annual meeting and until their respective successors are elected.

2. To approve the amendment of the Company’s 2005 Incentive Award Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares.

3. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2008.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on May 10, 2007 as the record date for the determination of stockholders entitled to notice of and to vote, in person or by proxy, at this Annual Meeting and at any adjournment or postponement thereof. As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Board of Directors. It is expected that these materials first will be mailed to stockholders on or about May 23, 2007. Accompanying this Notice and Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for its fiscal year ended January 31, 2007, as filed with the Securities and Exchange Commission (the “SEC”). You may also obtain an electronic version of our Annual Report on Form 10-K from the SEC’s website located at www.sec.gov or from our website located at www.peerless.com.

Peerless strongly urges you not to support the efforts of Pembridge and Whitehall described below and instead, to vote for the incumbent slate of directors on the Company’s BLUE proxy card.

In addition to voting on the nominees being recommended by your current Board of Directors, you may be solicited for support for a slate of director candidates representing the interests of two hedge funds, Pembridge Value Opportunity Fund LP, a Delaware limited partnership (“Pembridge”), which, as of April 25, 2007, was a holder of 24,000 Peerless shares (acquired in April 2007), and Whitehall Capital Investors IV, LLC, a Delaware limited liability company (“Whitehall”), which, as of April 25, 2007, was a holder of 594,179 Peerless shares (acquired in April 2007). They are both represented by the Peerless Full Value Committee which holds 1,458,458 Peerless shares as of May 10, 2007.

On or about April 27, 2007, the Company received a notice of intent from Pembridge and Whitehall to nominate each of Timothy Brog, Rahul Rimmy Malhotra, and Eric S. Newman for election to the Board of Directors of the Company.

Shortly after the receipt of the notice from Pembridge and Whitehall, Peerless’ management informed Mr. Brog, one of their nominees, that it welcomed an open and direct communication with him (including through face-to-face meetings if he so desired). On May 1, 2007, an advisor to the Company had limited discussions with Mr. Brog which included a discussion about his experience, his view that there needs to be shareholder representation on the Board and an agreement to continue the dialogue with management at a future time. This was followed by limited discussions between Peerless’ Chief Executive Officer, Richard L. Roll, and an advisor to the Company with Mr. Brog and Mr. Malhotra on May 7, 2007.

The Board of Directors urges you to vote for the incumbent slate of directors on the Company's BLUE proxy card. If you receive proxy materials from Pembridge or Whitehall, the Company urges you not to sign or return their proxy card.

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed BLUE proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. Should you receive more than one BLUE proxy card because your shares of common stock are held in multiple accounts or registered in different names or addresses, please sign, date and return each BLUE proxy card to ensure that all of your shares of common stock are voted. A return envelope (which is postage prepaid if mailed in the United States) is enclosed. Voting instructions are printed on the BLUE proxy card. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder (i.e., your broker) a legal proxy issued in your name.

If you have any questions about your voting of shares, please contact MacKenzie Partners, Inc., toll free at (800) 322-2885 or by e-mail at proxy@mackenziepartners.com

By Order of the Board of Directors

Richard L. Roll
Chief Executive Officer, President & Director
El Segundo, California
May 23, 2007

2007 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

TABLE OF CONTENTS

SOLICITATION OF PROXIES	5
Cost of Solicitation	6
Voting Your Shares of Peerless	6
Revocability of Proxies	6
VOTING RIGHTS AND OUTSTANDING SHARES	7
Quorum and Required Vote	7
Procedures for Stockholder Nominations	8
PROPOSAL NO. 1: ELECTION OF DIRECTORS	9
Director Nominees	9
Independence of the Board	10
Board Committees and Meetings	11
Stockholder Communications with the Board	14
Director Compensation	14
PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO THE 2005 INCENTIVE AWARD PLAN, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES BY 500,000 SHARES	16
Vote Required	16
Purpose of the 2005 Plan	16
Securities Subject to the 2005 Plan	16
Eligibility	17
Awards Under the 2005 Plan	17
Vesting and Exercise of Awards	19
Transferability of Awards	20
Grants to Independent Directors	20
New 2005 Plan Benefits	21
Administration of the 2005 Plan	21
Amendment and Termination of the 2005 Plan	21
Federal Income Tax Consequences Associated with the 2005 Plan	22
PROPOSAL NO. 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	24
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
EXECUTIVE OFFICERS	29
EXECUTIVE COMPENSATION AND OTHER MATTERS	31
Compensation Discussion and Analysis	31
Compensation Committee Report	40
Summary Compensation Table	41
Grants of Plan-Based Awards	44
Outstanding Equity Awards At Fiscal Year-End	47
Option Exercises and Stock Vested	47
Equity Compensation Plan Information	49
Pension Benefits	49
Nonqualified Deferred Compensation	49
Potential Payments Upon Termination or Change in Control	49
SEC 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	55
CODE OF BUSINESS CONDUCT AND ETHICS	55
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	55
OTHER MATTERS	56
INCORPORATION BY REFERENCE	57
AVAILABLE INFORMATION	57
INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION	Appendix A

PEERLESS SYSTEMS CORPORATION
2381 Rosecrans Avenue
El Segundo, CA 90245

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 11, 2007

SOLICITATION OF PROXIES

The enclosed proxy is solicited on behalf of our Board of Directors (the “Board”) for the Company’s Annual Meeting to be held on Monday, June 11, 2007 at 9:00 a.m. Pacific Daylight Time, and at any adjournment or postponement thereof, for the purposes set forth herein. The Annual Meeting will be held at the Company’s headquarters located at 2381 Rosecrans Avenue, El Segundo, California 90245. Directions and a map to the Company’s headquarters can be found at our website located at www.peerless.com. The Company intends to mail this proxy statement, the accompanying BLUE proxy card, and our Annual Report on Form 10-K on or about May 23, 2007 to all stockholders entitled to vote at the Annual Meeting. You may also obtain an electronic version of our Annual Report on Form 10-K from the SEC’s website located at www.sec.gov or from our website.

All shares of our common stock, par value $0.001 (“Common Stock”), that are entitled to vote and that are represented at the Annual Meeting by properly executed proxies received at or prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions specified on the proxies. If no instructions are specified, the proxies will be voted FOR:

•	The election of the Company's four nominees listed in the BLUE proxy card to serve on our Board;

•	The amendment to the Company’s 2005 Incentive Award Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares.

•	The ratification of the Board’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2008.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the proxy will have discretion to vote on these matters in accordance with their best judgment.

Peerless strongly urges you not to support the efforts of Pembridge and Whitehall described below and instead, to vote for the incumbent slate of directors on the Company’s BLUE proxy card.

In addition to voting on the nominees being recommended by your current Board of Directors, you may be solicited for support for a slate of director candidates representing the interests of two hedge funds, Pembridge Value Opportunity Fund LP, a Delaware limited partnership (“Pembridge”), which, as of April 25, 2007, was a holder of 24,000 Peerless shares (acquired in April 2007), and Whitehall Capital Investors IV, LLC, a Delaware limited liability company (“Whitehall”), which, as of April 25, 2007, was a holder of 594,179 Peerless shares (acquired in April 2007). They are both represented by the Peerless Full Value Committee which holds 1,458,458 Peerless shares as of May 10, 2007.

On or about April 27, 2007, the Company received a notice of intent from Pembridge and Whitehall to nominate each of Timothy Brog, Rahul Rimmy Malhotra, and Eric S. Newman for election to the Board of Directors of the Company.

Shortly after the receipt of the notice from Pembridge and Whitehall, Peerless’ management informed Mr. Brog, one of their nominees, that it welcomed an open and direct communication with him (including through face-to-face meetings if he so desired). On May 1, 2007, an advisor to the Company had limited discussions with Mr. Brog which included a discussion about his experience, his view that there needs to be shareholder representation on the Board and an agreement to continue the dialogue with management at a future time. This was followed by limited discussions between Peerless’ Chief Executive Officer, Richard L. Roll, and an advisor to the Company with Mr. Brog and Mr. Malhotra on May 7, 2007.

The Board of Directors urges you to vote for the incumbent slate of directors on the Company's BLUE proxy card. If you receive proxy materials from Pembridge or Whitehall, the Company urges you not to sign or return their proxy card.

Cost of Solicitation

The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the BLUE proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of our Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, Internet or personal solicitation by our directors, officers or other regular employees.

We have retained MacKenzie Partners, Inc. ("MacKenzie") to solicit proxies as well as for other stockholder services. We will pay MacKenzie a fee, which is estimated to be approximately $150,000, and will reimburse them for reasonable out-of-pocket expenses. We have also agreed to indemnify MacKenzie against certain liabilities arising from or in connection with its services. MacKenzie has informed us that it intends to employ approximately 50 persons to solicit proxies. Our expenses related to the solicitation (in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages of our regular employees and officers) are currently expected to be approximately $375,000. To date, we have not paid any of the estimated expenses.

Appendix A to this Proxy Statement sets forth certain information relating to our directors, nominees, executive officers and certain members of management who may be soliciting proxies on our behalf. These persons will not receive any additional compensation for assisting in the solicitation, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation.

Voting Your Shares of Peerless

Stockholders should follow the directions on their BLUE proxy card to vote their shares of Peerless Systems Corporation. Questions about voting your shares should be directed to MacKenzie Partners, Inc., the firm assisting us at this year’s Annual Meeting, at 1-800-322-2885.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by a stockholder of record at any time before it is voted. Proxies may be revoked by:

•	filing with our Secretary, at or before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; or

•	duly executing a proxy with a later date and delivering it to our Secretary before the voting at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

Any written notice of revocation or subsequent proxy should be sent to Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, CA 90245, Attention: Secretary, or hand delivered to our Secretary at or before the voting at the Annual Meeting.

If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to such bank, broker or other nominee. Your voting instruction card should include this information. Please note that if a broker, bank or other nominee is the record holder of your shares and you decide to attend and vote at the Annual Meeting, your in-person vote at the Annual Meeting will not be effective unless you have obtained and present a legal proxy issued in your name from your bank, broker or other nominee, as the record holder.

VOTING RIGHTS AND OUTSTANDING SHARES

Only stockholders of record as of the close of business on May 10, 2007 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 10, 2007, the Company had 17,282,836 shares of Common Stock (exclusive of 150,000 shares of Common Stock held in treasury) issued and outstanding and 106 holders of record. Each holder of Common Stock on such date will be entitled to one (1) vote for each share held on all matters to be voted upon at the Annual Meeting. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum and Required Vote

The Company’s Bylaws (the “Bylaws”) provide that the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of our Common Stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and the broker does not have discretionary voting power on such proposal) will be counted as shares that are present for purposes of determining the presence of a quorum.

For the purposes of Proposal 1, the election of the nominees to the Board shall be determined by a plurality of the votes cast at the Annual Meeting by the holders of Common Stock entitled to vote in the election. The four nominees receiving the highest number of affirmative votes will be elected. Because abstentions do not constitute "votes cast" at the Annual Meeting, abstentions will not affect the outcome of the election of the nominees to the Board. If Pembridge or Whitehall solicits proxies to elect one or more nominees to our Board of Directors, then this year's election of directors will be considered a "non-routine" matter and a broker or nominee will not have discretionary voting authority. Accordingly, broker non-votes will result when a broker or nominee is not instructed to vote in the election of directors after the time Pembridge or Whitehall commences its solicitation, and your shares will not be voted for any of the nominees. If broker non-votes result, they will not affect the outcome of the election of the nominees to the Board. If Pembridge or Whitehall does not solicit proxies to elect one or more of its nominees to the Board, this year's director election will be a routine matter on which a broker or other nominee has discretionary voting authority, and therefore no broker non-votes will result from this proposal if Pembridge or Whitehall does not commence its solicitation.

For Proposal 2, the affirmative vote of a majority of the total votes cast at the Annual Meeting by the holders of Common Stock entitled to vote on the amendment is required to approve the amendment of the 2005 Incentive Award Plan to increase the authorized shares. Abstentions will have no effect on the required vote. The amendment of the 2005 Incentive Award Plan is not a matter on which a broker or other nominee has discretionary voting authority. Accordingly, broker non-votes will result when a broker or nominee is not instructed to vote on the proposal. Broker non-votes would have no effect on the required vote (other than to reduce the number of affirmative votes required to approve the proposal).

For Proposal 3, the affirmative vote of a majority of the total votes cast at the Annual Meeting by the holders of Common Stock entitled to vote on the ratification is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2007. Abstentions will have no effect on the required vote. The ratification of Ernst & Young LLP is generally a matter on which a broker or other nominee has discretionary voting authority. Accordingly, no broker non-votes are expected to result from this proposal. Broker non-votes would have no effect on the required vote (other than to reduce the number of affirmative votes required to approve the proposal).

The Board recommends you vote “FOR”:

•	The election of the Company's four nominees listed on the BLUE proxy card to our Board;

•	The amendment of the Company’s 2005 Incentive Award Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares; and

•	The ratification of the Board’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2008.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the meeting, and for ten days prior to the Annual Meeting at our corporate headquarters located at 2381 Rosecrans Avenue, El Segundo, CA 90245, between the hours of 9 a.m. and 4 p.m. local time.

Procedures for Stockholder Nominations

The Nominating and Corporate Governance Committee will consider suggestions for nominees for directorships from stockholders of the Company provided such recommendations are made in accordance with the procedures set forth in the Company's Bylaws and the procedures described below. Stockholder recommendations for nominees will be processed and are subject to the same criteria as are candidates nominated by the Nominating and Corporate Governance Committee. Under the Company's Bylaws, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting, but only if written notice of such stockholder's intent to make such nomination or nominations has been delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. Each such notice shall set forth: (i) as to the nominee: (a) the name, age, business address and residence address of each nominee; (b) the principal occupation or employment of such nominee; (c) the class and number of shares of the Company which are beneficially owned by such nominee; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (e) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (ii) as to the stockholder proposing the nominee: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name, address, as they appear on the Company's books, of the stockholder; (c) the class and number of shares of the Company which are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. At the request of the Board, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Company that information required to be set forth in the stockholder's notice of nomination as described above. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Stockholder nominations submitted in accordance with the requirement of the Bylaws will be forwarded to the Nominating and Corporate Governance Committee.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Nominating and Corporate Governance Committee has nominated four nominees for the four positions presently authorized for the Board in accordance with the Company’s Certificate of Incorporation and Bylaws. The nominees consist of the two currently serving directors, each of whom was elected by the stockholders to his present term, together with William B. Patton, Jr, who was appointed as a director of the Company, effective April 17, 2007, to fill a vacancy created by the resignation of Thomas G. Rotherham, and Richard L. Roll, who was appointed as a director of the Company effective April 17, 2007, to fill a vacancy created by the resignation of Howard J. Nellor. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has been qualified, or earlier, upon such director’s death, resignation or removal. The Company’s Bylaws set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. See “Solicitation of Proxies - Procedures for Stockholder Nominations” above.

The names and certain information concerning the persons nominated by the Nominating and Corporate Governance Committee to serve as directors at the Annual Meeting are set forth below. It is intended that shares represented by the proxies will be voted FOR the election to the Board of the nominees named below unless authority to vote for the nominees has been withheld in the proxy. Although each of the persons nominated has consented to serve as a director if elected and the Board has no reason to believe that any of the nominees will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Nominating and Corporate Governance Committee. The following information regarding the nominees is relevant to your consideration of the slate proposed by the Nominating and Corporate Governance Committee.

The Board of Directors urges you to vote for the incumbent slate of directors on the Company's BLUE proxy card. If you receive proxy materials from Pembridge or Whitehall, the Company urges you not to sign or return their proxy card.

Director Nominees

None of the nominees for director were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. Except as set forth below, there are no family relationships among nominees for director or executive officers of the Company and, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

The following tables set forth certain information with respect to the nominees for director as of the Record Date. An asterisk (*) by the name of a nominee indicates that the Board has determined that the nominee is “independent” under the rules of the Nasdaq Stock Market (“Nasdaq”).

The names of the nominees and certain information about them as of May 10, 2007 are set forth below:

Name	Age	Principal Occupation/ Position Held with the Company
Robert G. Barrett*	62	Director
Louis C. Cole*	63	Director
William B. Patton Jr.*	70	Director
Richard L. Roll	57	Director, President and Chief Executive Officer

Robert G. Barrett has served the Company as a director since March 1991. Mr. Barrett has been a general partner of FT Ventures, a venture capital fund specializing in financial technologies, from February 2002 to July 2005. Since July 2005, he has served as a venture partner and consultant to FT Ventures. Prior to joining FT Ventures, he was a founder and a managing partner of Battery Ventures, Inc., a venture capital fund specializing in communication and software investment, from 1984 to January 2000. Between January 2000 and February 2002, Mr. Barrett consulted at various high-tech companies. Between April 1999 and December 21, 2006, Mr. Barrett served as a director and member of the Compensation and Audit Committees of Corillian Corporation, a financial services software company listed on Nasdaq. Presently, Mr. Barrett serves as a director of two privately held high technology companies. Mr. Barrett received an A.B. in History and an M.B.A. from Harvard University.

Louis C. Cole has served the Company as a director since June 2001. From July 1989 until his retirement in May 2001, Mr. Cole served as President, Chief Executive Officer and Chairman of the Board of Legato Systems, Inc., an enterprise storage management software company listed on Nasdaq. Prior to joining Legato, Mr. Cole was a founder of Combinet, Inc., a pioneer in the development of ISDN solutions that was acquired by Cisco Systems in 1995. Before founding Combinet, Mr. Cole served as Executive Vice President of Novell, Inc., with responsibility for all operations divisions. Prior to joining Novell, Inc., Mr. Cole was President of CXI, Inc., which was acquired by Novell in 1987. Before serving at CXI, Mr. Cole spent five years with National Advanced Systems as Vice President of Corporate Services, and eight years at Fairchild Camera and Instrument in a variety of Information Services management positions. He currently serves as a director for several privately held companies. Mr. Cole holds a B.S. in Mathematics and Education from Edinboro University of Pennsylvania.

William B. Patton, Jr. was appointed as a director of the Company, effective April 17, 2007. From March 2004 to the present, Mr. Patton served as a senior advisor to The Gores Group, LLC. From July 2004 to the present, he has served as non-executive Chairman of the board of directors of Real Software Group, a public company located in Belgium, and as a member of the board of directors of Proxicom, a private company; of both of which The Gores Group, LLC is a major shareholder.   Further, Mr. Patton served as non-executive Chairman of the board of directors of Migra-Tec, Inc., a public company, from 2001 to 2004.  From July 2006 to the present, Mr. Patton has been the executive Chairman of the management board of Four Star Acquisitions, a private company he founded. Prior to Mr. Patton’s semi-retirement in November 1998, Mr. Patton served as executive Chairman of the board of directors of MicroOptical Devices between 1996 to 1998, one of the world’s leading developers of vertical cavity surface emitting laser technology.  Prior to joining MicroOptical Devices in 1996, Mr. Patton was an elected officer and one of the three members of the Office of President of Unisys Corporation and Chairman of Unisys’ Federal Systems Group. Previous to that he served Unisys as Senior Vice President. In addition to being a corporate director and investor, Mr. Patton is active in a number of civic and professional organizations and is a co-founder of the United States Academic Decathlon.  He has served on two not-for-profit boards: the Board of Trustees of the University of Missouri at Rolla from 2003 to the present, and as an “Ambassador” member of the Foundation Board of the University of California, Irvine, from 1984 to 2006.  He holds an A.B. in Business from Santa Monica City College, a Bachelor of Science in Engineering from the University of Missouri at Rolla, and has completed the Program for Management Development at Harvard University and a post-graduate program at the Brookings Institute in Washington, D.C.

Richard L. Roll was appointed as a director of the Company, effective April 17, 2007. Mr. Roll has served the Company as our President and Chief Executive Officer since December 15, 2006. From 2003 to 2005, Mr. Roll was Chief Executive Officer of FieldCentrix Inc., an enterprise software company focused on field-service automation solutions. He operated Roll Enterprises, a management consulting firm focused on the software industry, from 2002 to 2003. From 1999 to 2001, Mr. Roll was President and Chief Operating Officer of Epicor Software Corporation, an enterprise software company specializing in integrated e-business solutions. His background in the imaging industry includes four years with Hitachi Koki Imaging Solutions, Inc. (HKIS), formerly Dataproducts Corporation. Mr. Roll was President and Chief Executive Officer of HKIS from 1998 to 1999, and successfully transitioned the divisional printer manufacturer into a worldwide imaging solutions company. He also spent more than 20 years with Unisys Corporation. Mr. Roll holds a bachelor of science degree from the University of Arizona.

Independence of the Board

A majority of the Company’s directors meet the requirements for independence set forth under applicable securities laws, including the Exchange Act, applicable rules and regulations of the SEC and applicable rules and regulations of the Nasdaq. Our Board has determined that each of Messrs. Barrett, Cole and Patton is independent as defined under Nasdaq listing standards and applicable SEC laws, rules and regulations. Since the annual meeting held for the Company’s fiscal year 2002, a majority of the Company’s directors has been independent. The Board also determined that each member of the Audit Committee is "independent" as required by the applicable rules and regulations of the SEC, and the applicable Nasdaq listing standards, and that each member of the Compensation and Nominating and Corporate Governance Committees is “independent” as required by the applicable Nasdaq listing standards.

Board Committees and Meetings

During the fiscal year ended January 31, 2007, the Board held nine meetings and acted by written consent on three occasions. During the fiscal year ended January 31, 2007, the independent directors met in executive session on four occasions without the presence of a non-independent director. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. A copy of the charter for each of these committees can be found at our website, www.peerless.com on the Investor Relations page, under the Executive Team — SEC Filings/Corporate Governance link. During the fiscal year ended January 31, 2007, each director attended 75% or more of the aggregate meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively. None of the current directors attended the 2006 annual meeting of the stockholders. The Board’s policy is that each director will make every effort to attend the annual stockholders’ meeting, subject to his respective business and personal obligations.

Audit Committee. The Audit Committee consisted of Messrs. Barrett (Chairman) and Cole up to April 17, 2007. Upon Mr. Patton's election to the Board on April 17, 2007, he was appointed to the Audit Committee. Each of Messrs. Barrett, Cole and Patton meets the independence and other requirements of the applicable Nasdaq listing standards, SEC rules, and our Bylaws. Mr. Barrett currently serves as the Chairman of the Audit Committee. The Board has determined that Mr. Barrett meets the definition of an audit committee financial expert, as set forth in Item 407(d)(5) of SEC Regulation S-K and meets the financial sophistication requirements of the Nasdaq listing standards. During the fiscal year ended January 31, 2007, the Audit Committee held nine meetings and acted by written consent on two occasions. The Audit Committee operates pursuant to a written charter adopted by the Board in June 2003. In accordance with its current charter, the Committee’s responsibilities currently include direct responsibility for the appointment, compensation, retention and oversight of the work of the independent auditor, as well as:

•	reviewing the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel;

•	meeting with management and the independent auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed in the audit and the staffing of the audit;

•
reviewing and discussing with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements;

•	reviewing and discussing the annual audited financial statements with management and the independent auditor;

•
reviewing with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters;

•
discussing with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any;

•	discussing with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect;

•	recommending to the Board that the audited financial statements be included in the Company's Annual Report;

•
discussing with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies;

•	reviewing and approving, if determined, all related party transactions;

•
discussing with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process or accounting policies;

•
discussing with the Company’s General Counsel or outside counsel any legal matters brought to the Audit Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements;

•	discussing with management the Company’s policies with respect to risk assessment and risk management;

•	setting clear hiring policies for employees or former employees of the Company’s independent auditor;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	providing the Company with the Audit Committee Report for inclusion in each of the Company’s annual proxy statements; and

•	performing an annual evaluation of the performance of the Committee.

Compensation Committee. The Compensation Committee consisted of Messrs. Barrett (Chairman) and Cole up to April 17, 2007. Upon Mr. Patton's election to the Board on April 17, 2007, he was appointed Chairman of the Compensation Committee, in replacement of Mr. Barrett. The responsibilities of the Compensation Committee include oversight, development and administration of the total compensation program for executive officers and other key employees, and oversight of the Company’s incentive and equity plans and other employee benefit plans. The Compensation Committee reviews, establishes and revises all forms of compensation for officers of the Company, and such other employees of the Company as directed by the Board. During the fiscal year ended January 31, 2007, the Compensation Committee held seven meetings and acted by written consent on five occasions. See “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consisted of Messrs. Cole (Chairman) and Barrett up to April 17, 2007. Upon Mr. Patton's election to the Board on April 17, 2007, he was appointed to the Nominating and Corporate Governance Committee. This Committee develops the policy on the size of the Board, reviews potential candidates for Board membership and recommends to the Board the nominees for persons to serve on the Board. It is also charged with developing and recommending appropriate corporate governance standards and evaluating the effectiveness of the Board. During the fiscal year 2007, the Nominating and Corporate Governance Committee held two meetings and acted by written consent on one occasion. The Committee will consider as potential director nominees candidates recommended by various sources, including the Chief Executive Officer, any member of the Board or any qualifying stockholder of the Company, as discussed below. The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for Board service are re-nominated. The Committee then, as and to the extent it deems advisable, seeks to identify potential director nominees or to fill any vacancies. The Nominating and Corporate Governance Committee may seek input from members of the Board and senior management in connection with this search as well as hire a search firm if deemed appropriate by the Nominating and Corporate Governance Committee. Potential director nominees will be initially reviewed by the Chairman of the Nominating and Corporate Governance Committee, or in the Chairman’s absence, any member of the Nominating and Corporate Governance Committee delegated to initially review director candidates. The reviewing Nominating and Corporate Governance Committee member will then make an initial determination in his or her own independent business judgment as to the qualification and fit of such director candidate(s) based on the criteria set forth below. If the reviewing Nominating and Corporate Governance Committee member determines that it is appropriate to proceed, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee will interview the prospective director candidate(s) (the full Nominating and Corporate Governance Committee may, in its discretion, conduct interviews as schedules permit). If a nominee is approved by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee will seek Board approval of the director candidate(s).

The Board does not have any specific minimum qualifications for Nominating and Corporate Governance Committee recommended nominees to the Board; however, as stated in the Company’s corporate governance guidelines, the factors to be considered in recommending candidates for Board membership include, but are not limited to:

•	the candidate’s ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company

•	the candidate’s personal and professional integrity, ethics and values;

•	the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	the candidate’s experience in the Company’s industry and with relevant social policy concerns;

•	the candidate’s experience as a board member of another publicly held company;

•	whether the candidate would be “independent” under applicable standards;

•	whether the candidate has practical and mature business judgment; and

•	the candidate’s academic expertise in an area of the Company’s operations.

The Company’s Bylaws set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. See “Solicitation of Proxies - Procedures for Stockholder Nominations” above.

Stockholder Communications with the Board

Stockholders may communicate with our non-management Board members by written mail addressed to the Chairman of the Nominating and Corporate Governance Committee, care of Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, CA 90245. Stockholders are encouraged to include proof of ownership of the Company’s stock in such communications. The Secretary will forward all communications to the Chairman of the Nominating and Corporate Governance Committee.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to our non-employee directors for their services in fiscal 2007.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (1) (c)	Option Awards ($)(1) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Robert G. Barrett	31,000	—	13,015	—	—	—	44,015
Louis C. Cole	28,750	—	13,015	—	—	—	41,765
Thomas G. Rotherham (2)	31,000	—	15,364	—	—	—	46,364

________________

(1)
The amounts in column (c) and (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 31, 2007, in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”). See Note 2 to the Company's audited financial statements for the fiscal year ended January 31, 2007, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 13, 2007, for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to SFAS 123(R).

(2)	Thomas G. Rotherham resigned as a director effective December 31, 2006.

Each non-employee director of the Company receives a $15,000 yearly retainer, $1,000 for each Board meeting attended and $500 for each committee meeting attended. The Chairman of the Audit Committee and the Chairman of the Compensation Committee each receive an annual retainer of $5,000 and $2,500, respectively for his committee service. Directors are entitled to receive $25,000 upon consideration of a strategic transaction. All directors are reimbursed for expenses incurred in connection with service on the Board and committees.

Pursuant to our 2005 Plan, each non-employee director automatically receives options to purchase 30,000 shares of our Common Stock in connection with his initial election to the Board and automatically receives options to purchase 10,000 shares of our Common Stock on the date of each annual stockholder meeting at which he is re-elected. Options for non-employee directors vest at a rate of 25% on the first anniversary of the date of grant and 1/48th of the shares subject to the option vest each month thereafter for the following three years at an exercise price equal to fair market value on the date of grant. For the fiscal year ended January 31, 2007, each of Messrs. Barrett and Cole was granted options to purchase 10,000 shares of Common Stock with an exercise price of $4.59 per share on June 29, 2006, the date of our 2006 Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Messrs. Barrett (Chairman) and Cole. No member of the Compensation Committee has served as one of the Company’s officers or employees at any time. None of the executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE ABOVE NOMINEES.

THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE INCUMBENT SLATE OF
DIRECTORS ON THE COMPANY'S BLUE PROXY CARD. IF YOU RECEIVE PROXY MATERIALS
FROM PEMBRIDGE OR WHITEHALL, THE COMPANY URGES YOU NOT TO SIGN OR RETURN
THEIR PROXY CARD.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE 2005 INCENTIVE AWARD PLAN, AS AMENDED, TO
INCREASE THE NUMBER OF AUTHORIZED SHARES BY 500,000 SHARES

The Board of Directors has approved an amendment to the 2005 Incentive Award Plan, as amended and restated (the “2005 Plan”), increasing the number of shares available for issuance under the 2005 Plan by 500,000 shares, subject to stockholder approval pursuant to this Proxy Statement. The amendment increases the authorized number of shares under the 2005 Plan from 500,000 shares to 1,000,000 shares. This number excludes the number of authorized shares that remained available for issuance under the Prior Plan, as discussed below. The Board of Directors adopted this amendment to ensure that the Company can continue to grant awards to provide sufficient incentives to our employees, consultants and directors. The Board recommends to the stockholders that they approve the proposed amendment.

As of the Record Date and without giving effect to the proposed amendment, 3,284,204 shares were subject to awards outstanding under the 2005 Plan and 606,171 shares (plus any shares that might in the future be returned to the 2005 Plan as a result of cancellations or expiration of awards) remained available for future grant under the 2005 Plan. During the fiscal year ended January 31, 2007, the Company granted (i) options to purchase 1,356,095 shares at exercise prices of $2.72 to $7.04 per share to all employees, (ii) options to purchase 1,055,000 shares at exercise prices of $2.84 to $6.13 per share to executive officers; and (iii) options to purchase 30,000 shares at an exercise price of $4.59 to all non-employee directors. For information concerning the grant of awards during fiscal 2007 to the Named Executive Officers, the exercise of awards during fiscal 2007 by the Named Executive Officers, and the unexercised awards held by the Named Executive Officers as of January 31, 2007, see Grants of Plan-based Awards table, Outstanding Equity Awards at Fiscal Year-end Table, and Option Exercises and Stock Vested Table.

The principal features of the 2005 Plan are summarized below, but this summary is qualified in its entirety by the 2005 Plan, which governs in the event of any inconsistency between this summary and the 2005 Plan. A copy of the full text of the 2005 Plan is an exhibit to a Registration Statement on Form S-8 (File No. 333-129401) that the Company filed with the SEC on November 2, 2005.

Vote Required

The affirmative vote of a majority of the total votes cast at the Annual Meeting by the holders of Common Stock entitled to vote on the amendment is required to approve the amendment. Abstentions and broker non-votes will have no effect (other than reducing the number of affirmative votes required to approve the amendment).

Purpose of the 2005 Plan

The purpose of the 2005 Plan is to provide additional incentive for directors, key employees and consultants to further the growth, development and financial success of the Company and its subsidiaries by personally benefiting through the ownership of the Company’s Common Stock, or other rights which recognize such growth, development and financial success. Our Board also believes that the 2005 Plan enables us to obtain and retain the services of directors, key employees and consultants that are considered essential to our long range success by offering them an opportunity to own stock and other rights that reflect our financial success.

The 2005 Plan became effective immediately upon stockholder approval at the 2005 annual meeting.

Securities Subject to the 2005 Plan

The maximum aggregate number of shares of Common Stock that may be issued or transferred pursuant to awards under the 2005 Plan, before the amendment, is the sum of: (i) 500,000 shares; plus (ii) any shares of Common Stock which as of the effective date of the 2005 Plan are available for issuance under the Prior Plan and which following the effective date of the 2005 Plan are not issued under the Company’s Amended and Restated 1996 Equity Incentive Plan (the “Prior Plan”). As of May 10, 2007, there were approximately 606,171 shares remaining available for issuance under the 2005 Plan including 283,323 shares subject to outstanding awards under the Prior Plan. In the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off or other transaction that affects our Common Stock in a manner that would require adjustment to such limit in order to prevent the dilution or enlargement of the potential benefits intended to be made available under the 2005 Plan, the administrator of the 2005 Plan will have the authority in its sole discretion to appropriately adjust:

•
the number and kind of shares of Common Stock (or other securities or property) with respect to which awards may be granted or awarded under the 2005 Plan (including, but not limited to, adjusting the limitation on the maximum number and kind of shares that may be issued to any one individual during any calendar year);

•	the number and kind of shares of Common Stock (or other securities or property) subject to outstanding awards under the 2005 Plan;
•	the number and kind of shares of Common Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing independent directors; and
•	the grant or exercise price with respect to any outstanding award.

To the extent that an award (whether granted under the 2005 Plan or the Prior Plan) terminates, expires or lapses for any reason, any shares subject to the award at such time will be available for future grants under the 2005 Plan. Additionally, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award under the 2005 Plan or the Prior Plan will be available for future grants under the 2005 Plan. If any shares of restricted stock are surrendered by a participant or repurchased by the Company pursuant to the terms of the 2005 Plan or the Prior Plan, such shares also will be available for future grants under the 2005 Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2005 Plan.

The shares of Common Stock covered by the 2005 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. For purposes of the 2005 Plan, the fair market value of a share of Common Stock as of any given date will be the closing share price for our Common Stock as reported on the Nasdaq Stock Market on the last trading day immediately preceding such date. The closing share price for our Common Stock on May 10, 2007 was $3.20, as reported on the Nasdaq Capital Market.

Eligibility

Our employees, consultants and directors are eligible to receive awards under the 2005 Plan. As of January 31, 2007, we had approximately 99 full time employees, and we currently have four directors, three of whom are independent directors. The administrator determines which of our employees, consultants and directors will be granted awards, except that in the case of the granting of awards to independent directors, such determinations will be made by the Board. No employee, independent director or consultant is entitled to participate in the 2005 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or Board service. Only those employees, independent directors and consultants who are selected to receive grants by the administrator may participate in the 2005 Plan.

Awards Under the 2005 Plan

The 2005 Plan provides that the administrator may grant or issue stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Non-Qualified Stock Options. Non-Qualified stock options (“NQSOs”) will provide for the right to purchase shares of Common Stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance milestones. NQSOs may be granted for any term specified by the administrator, but may not exceed ten years.

Incentive Stock Options. Incentive stock options (“ISOs”) will be designed to comply with the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant; ISOs, however, may be subsequently modified to disqualify them from treatment as ISOs. The total fair market value of shares (determined as of the respective date or dates of grant) for which one or more options granted to any employee by the Company (including all options granted under the 2005 Plan and all other option plans of the Company or any parent or subsidiary) may for the first time become exercisable as ISOs during any one calendar year shall not exceed the sum of $100,000. To the extent this limit is exceeded, the options granted will be NQSOs. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all of our classes of stock (a “10% Owner”), the 2005 Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant. Like NQSOs, ISOs usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance milestones.

Stock Appreciation Rights. Stock appreciation rights provide for the payment of an amount to the holder based upon increases in the price of our Common Stock over a set base price. The base price of any SAR granted under the 2005 Plan must be at least 100% of the fair market value of a share of Common Stock on the date of grant. SARs under the 2005 Plan will be settled in cash or shares of Common Stock, or in a combination of both.

Restricted Stock. Restricted stock may be issued at such price, if any, and may be made subject to such restrictions (including time vesting or satisfaction of performance milestones), as may be determined by the administrator. Restricted stock, typically, may be repurchased by us at the original purchase price, or forfeited, if the vesting conditions and other restrictions are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred, until the vesting restrictions and other restrictions applicable to such shares are removed or expire. Recipients of restricted stock, unlike recipients of options, generally will have voting rights and will receive dividends prior to the time when the restrictions lapse.

Deferred Stock Awards. Like restricted stock, deferred stock may not be sold, or otherwise hypothecated or transferred. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued.

Restricted Stock Units. Restricted stock units entitle the holder to receive shares of Common Stock, subject to the removal of restrictions which may include completion of the applicable vesting service period or the attainment of pre-established performance milestones. Although similar to deferred stock awards, the shares of Common Stock issued pursuant to restricted stock units may be delayed beyond the time at which the restricted stock units vest. Restricted stock units may not be sold, or otherwise hypothecated or transferred, and holders of restricted stock units do not have voting rights.

Dividend Equivalents. Dividend equivalents represent the value of the dividends per share paid by us, if any, calculated with reference to the number of shares covered by the stock options, SARs or other specified awards held by the participant. Dividend equivalents may be paid in cash or shares of Common Stock.

Performance Awards. Performance awards may be granted by the administrator to employees, consultants or independent directors based upon, among other things, the contributions, responsibilities and other compensation of the particular recipient. Generally, these awards will be based on specific performance criteria and may be paid in cash or in shares of Common Stock, or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our Common Stock. Performance awards may also include bonuses granted by the administrator, which may be payable in cash or in shares of Common Stock, or in a combination of both.

Stock Payments. Stock payments may be authorized by the administrator in the form of Common Stock or an option or other right to purchase Common Stock and may, without limitation, be issued as part of a deferred compensation arrangement in lieu of all or any part of compensation -- including, without limitation, salary, bonuses, commissions and directors’ fees -- that would otherwise be payable in cash to the employee, independent director or consultant.

The administrator may designate employees as participants whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to such persons stock options, SARs, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the achievement of specified performance criteria which are related to one or more of the following performance goals, as applicable to the Company or any subsidiary, division, operating unit or individual:

•	net earnings (either before or after interest, taxes, depreciation and/or amortization);
•	sales or revenue;
•	net income (either before or after taxes);
•	operating earnings;
•	cash flow (including, but not limited to, operating cash flow and free cash flow);
•	return on assets;
•	return on stockholders’ equity;
•	return on sales;
•	gross or net profit margin;
•	expense;
•	working capital;
•	earnings per share;
•	price per share of stock; and
•	market share.

Any of the specified performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Each performance criteria will be measured in accordance with generally accepted accounting principles to the extent applicable.

The maximum number of shares which may be subject to awards granted under the 2005 Plan to any individual during any calendar year may not exceed 250,000 shares of Common Stock, subject to adjustment in the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off or other transaction that affects the Common Stock in a manner that would require adjustment to such limit in order to prevent the dilution or enlargement of the potential benefits intended to be made available under the 2005 Plan. In addition, certain employees -- those whose compensation in the year of grant is, or in a future fiscal year may be, subject to the limitation on deductibility under Section 162(m) of the Code -- may not receive performance awards payable in the form of a bonus in excess of $600,000 with respect to any calendar year.

Vesting and Exercise of Awards

The applicable award agreement will contain the period during which the right to exercise the award in whole or in part vests. At any time after the grant of an award, the administrator may accelerate the period during which such award vests. No portion of an award which is not vested at a participant’s termination of employment or termination of consulting relationship will subsequently become vested, except as may be otherwise provided by the administrator either in the agreement relating to the award or by action following the grant of the award.

Generally, an option or stock appreciation right granted to an employee, director or consultant may only be exercised while such person remains our employee, director or consultant, as applicable or for a specified period of time (up to the remainder of the award term) following the participant’s termination of employment, directorship or the consulting relationship, as applicable. An award may be exercised for any vested portion of the shares subject to such award until the award expires.

Only whole shares of Common Stock may be purchased or issued pursuant to an award. Any required payment for the shares subject to an award will be paid in the form of cash or a check payable to us in the amount of the aggregate purchase price. However, the administrator may in its discretion and subject to applicable laws allow payment through one or more of the following:

•	the delivery of shares of Common Stock which have been owned by the optionee for at least six months;
•	the surrender of shares of Common Stock which would otherwise be issuable upon exercise of the award;
•	the delivery of property of any kind which constitutes good and valuable consideration;
•
with respect to options, a sale and remittance procedure pursuant to which the optionee will place a market sell order with a broker with respect to the shares of Common Stock then issuable upon exercise of the option and the broker timely pays a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price for the purchased shares plus all applicable income and employment taxes we are required to withhold by reason of such exercise; or

•	any combination of the foregoing.

Transferability of Awards

Awards generally may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution or, subject to the consent of the administrator of the 2005 Plan, pursuant to a domestic relations order, unless and until such award has been exercised, or the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed. Notwithstanding the foregoing, NQSOs may also be transferred with the administrator’s consent to certain family members and trusts. Awards may be exercised, during the lifetime of the holder, only by the holder or such permitted transferee.

Grants to Independent Directors

The 2005 Plan authorizes the grant of awards to independent directors, the terms and conditions of which are to be determined by our Board consistent with the 2005 Plan. In addition, the 2005 Plan provides for the automatic grant of certain awards to our independent directors, the terms and conditions of which are described below. Subject to stockholder approval of the 2005 Plan, on the date of each annual stockholder meeting, beginning with our annual stockholder meeting in 2005, each independent director who has served in such capacity for at least six months and who is elected to continue to serve in such capacity will be granted an option to purchase 10,000 shares of our common stock. In addition, each independent director who first joins the Board at any time during the term of the 2005 Plan automatically will receive an option to purchase 30,000 shares of our common stock. Each automatic option grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee’s cessation of service on the Board. Each automatic option grant will vest and become exercisable for twenty-five percent (25%) of the shares subject to such option upon the optionee’s completion of one (1) year of service as a Board member measured from the grant date and will vest and become exercisable for the balance of the shares subject to such Option in a series of thirty-six (36) successive equal monthly installments upon the optionee’s completion of each additional month of service as a Board member over the thirty-six (36) month period measured from the first anniversary of the grant date. Following the optionee’s cessation of service on the Board for any reason, each automatic option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service. There will be no limit on the number of such annual 10,000-share option grants any one eligible independent director may receive over his or her period of continued service on the Board, and independent directors who have previously been in the Company’s employ will be eligible to receive one or more such annual option grants over their period of service on the Board.

In lieu of the automatic option grants described above, the Board may provide that any or all future automatic grants will consist of restricted stock or restricted stock units. In such event, eligible independent directors would receive an initial grant of restricted stock or restricted stock units covering 15,000 shares and an annual grant of restricted stock or restricted stock units covering 5,000 shares; provided, however, that the Board may reduce the number of shares subject to such initial or annual grants as it deems appropriate. Such automatic restricted stock awards and restricted stock unit awards will vest over a four-year period in the same manner as the automatic option grants.

Pursuant to the policy described above and subject to stockholder approval of the Plan, each of the incumbent independent directors, Messrs. Barrett, Cole and Rotherham, will receive an option for 10,000 shares of common stock on the date of the annual meeting, subject to their re-election to the Board. Each option will have an exercise price per share equal to the fair market value of the common stock on that grant date.

New 2005 Plan Benefits

Other than the automatic grants to independent directors described above, the future benefits that will be received under the 2005 Plan by our current directors, executive officers and by all eligible employees are not currently determinable.

Administration of the 2005 Plan

With respect to awards granted to our independent directors, the administrator of the 2005 Plan is the Board. The Compensation Committee of our Board will be the administrator of the 2005 Plan for all other persons, unless the Board assumes authority for administration. The Compensation Committee must consist of two or more directors, each of whom qualifies as a “non-employee director” pursuant to Rule 16b-3 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. The Compensation Committee may delegate its authority to grant awards to persons other than officers of the Company, to a committee consisting of one or more Compensation Committee members or officers. The administrator has the power to:

•	select which directors, employees and consultants are to receive awards and the terms of such awards, consistent with the 2005 Plan;
•	determine whether options are to be NQSOs or ISOs, or whether awards are to qualify as “performance-based” compensation under Section 162(m) of the Code;
•	construe and interpret the terms of the 2005 Plan and awards granted pursuant to the 2005 Plan;
•	adopt rules for the administration, interpretation and application of the 2005 Plan;
•	interpret, amend or revoke any of the rules adopted for the administration, interpretation and application of the 2005 Plan; and
•	amend one or more outstanding awards in a manner that does not adversely affect the rights and obligations of the holder of such award.

Amendment and Termination of the 2005 Plan

The administrator may amend the 2005 Plan at any time, subject to stockholder approval to the extent required by applicable law or regulation or the listing standards of the Nasdaq Capital Market (or any other market or stock exchange on which the Common Stock is at the time primarily traded). Additionally, stockholder approval will be specifically required to (i) increase the number of shares available for issuance under the 2005 Plan, (ii) expand the classes of persons to whom awards may be granted under the 2005 Plan, or (iii) decrease the exercise price of any outstanding option or stock appreciation right granted under the 2005 Plan.

The administrator may terminate the 2005 Plan at any time. However, in no event may an award be granted pursuant to the 2005 Plan on or after May 8, 2015.

Federal Income Tax Consequences Associated with the 2005 Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 2005 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options

If an optionee is granted a NQSO under the 2005 Plan, the optionee will not have taxable income on the grant of the option. Generally, the optionee will recognize ordinary income at the time of exercise in an amount equal to the difference between the option exercise price and the fair market value of a share of Common Stock at such time. The optionee’s basis in the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the Common Stock on the date the optionee exercises such option. Any subsequent gain or loss generally will be taxable as capital gains or losses.

Incentive Stock Options

No taxable income is recognized by the optionee at the time of the grant of an ISO, and no taxable income is recognized for regular tax purposes at the time the option is exercised; however, the excess of the fair market value of the Common Stock received over the option price is an “item of adjustment” for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of the fair market value of such shares on the option exercise date over the exercise price paid for the shares.

Stock Appreciation Rights

No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares received will be taxable as ordinary income to the recipient in the year of such exercise.

Restricted Stock

In general, a participant will not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code. However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture (e.g., when the restrictions lapse on a vesting date), the participant will be taxed on the difference, if any, between the fair market value of the Common Stock on the date the restrictions lapsed and the amount the participant paid, if any, for such restricted stock. Recipients of restricted stock under the 2005 Plan may, however, make an election under Section 83(b) of the Code to be taxed at the time of the grant or purchase on an amount equal to the difference, if any, between the fair market value of the Common Stock on the date of transfer and the amount the participant paid, if any, for such restricted stock. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Restricted Stock Units and Deferred Stock

A participant generally will not have ordinary income upon grant of restricted stock units or deferred stock. When the shares of Common Stock are delivered under the terms of the award, the participant will recognize ordinary income equal to the fair market value of the shares delivered, less any amount paid by the participant for such shares.

Dividend Equivalent Awards and Performance Awards

A recipient of a dividend equivalent award or a performance award generally will not recognize taxable income at the time of grant. However, at the time such an award is paid, whether in cash or in shares of Common Stock, the participant will recognize ordinary income.

Stock Payments

A participant who receives a stock payment generally will recognize taxable ordinary income in an amount equal to the fair market value of the shares received.

Tax Deductions and Section 162(m) of the Code

Except as otherwise described above with respect to incentive stock options, we generally will be entitled to a deduction when and for the same amount that the recipient recognizes ordinary income, subject to the limitations of Section 162(m) with respect to compensation paid to certain “covered employees”. Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million in any one year. The Section 162(m) deduction limit, however, does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price or base price is greater than or equal to the fair market value of the stock subject to the award on the grant date). Other awards granted under the 2005 Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m), if such awards are granted or vest upon the pre-established objective performance goals described above.

The 2005 Plan is structured in a manner that is intended to provide the Compensation Committee with the ability to provide awards that satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. In the event the Compensation Committee determines that it is in the Company’s best interests to make use of such awards, the remuneration attributable to those awards should not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A of the Code

Certain awards under the 2005 Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation 2005 Plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the 2005 Plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF AMENDMENT TO THE 2005 PLAN TO INCREASE THE NUMBER OF AUTHORIZED
SHARES BY 500,000 SHARES.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2008, and the Board has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has been engaged as our independent registered public accounting firm since September 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDING JANUARY 31, 2008.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The fees billed by Ernst & Young LLP, our independent registered public accounting firm, during or with respect to the fiscal years ended January 31, 2007 and January 31, 2006 were as follows:

Audit Fees. The aggregate fees billed for professional services rendered totaled approximately $747,000 in 2007 and approximately $434,000 in 2006, including fees associated with the annual audit, including the audit of the effectiveness of internal control over financial reporting in 2007, the reviews of documents filed with the SEC, and the reviews of the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees. The aggregate fees billed for services rendered for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements totaled approximately $65,000 in 2007 and approximately $33,000 in 2006. Audit-related services principally include accounting consultations and advisory services related to corporate governance and the Sarbanes-Oxley Act.

Tax Fees. The aggregate fees billed for tax compliance, tax advice and tax planning were approximately
$79,000 in 2007 and $42,000 in 2006.

The Audit Committee has reviewed the non-audit services provided by Ernst & Young LLP and determined that the provisions of these services during fiscal years 2006 and 2007 are compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval Policy. The Audit Committee has a pre-approval policy. Pre-approval is generally effective for up to one year, and any pre-approval is detailed as to type of services to be provided by the independent registered public accounting firm and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accounting firm.

Since the May 6, 2003 effective date of the SEC rules stating that an registered public accounting firm is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Ernst & Young LLP was approved in advance by our Audit Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE REPORT

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors issued the following report for inclusion in the Company’s proxy statement in connection with the Annual Meeting.

Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including its system and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee:

1. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2007 with Peerless’ management and with Peerless’ independent registered public accounting firm, Ernst & Young LLP.

2. The Audit Committee has obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

3. The Audit Committee has discussed with Ernst & Young LLP those matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board.

4. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, “Independent Discussions with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board, and has reviewed and discussed with Ernst & Young LLP whether the rendering of the non-audit services provided by them to the Company during fiscal 2007 was compatible with their independence.

5. After the discussions referenced in paragraphs 1 through 4 above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended January 31, 2007 be included or incorporated by reference in the Annual Report on Form 10-K for that year for filing with the SEC.

6. In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s auditors are independent.

7. The Audit Committee also has recommended, and the Board also has approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2008.

AUDIT COMMITTEE

Robert G. Barrett, Chairperson
Louis C. Cole

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our Common Stock as of the Record Date by: (i) each director (each of whom is a nominee); (ii) each of the Named Executive Officers (as defined in the Summary Compensation Table below); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the outstanding Common Stock.

Name and Address of Beneficial Owner	Shares of Common Stock	Right to Acquire Beneficial Ownership Within 60 Days	Percent of Total

Directors and Named Executive Officers
Robert G. Barrett	103,691	36,664	*
Louis C. Cole	—	50,569	*
Alan D. Curtis	3,032	245,751	1.4%
Edward M. Gaughan	—	61,000	*
William R. Neil	54,114	280,125	1.9%
Howard J. Nellor	—	421,500	2.4%
Eric Random	2,469	174,500	1.0%
Richard L. Roll	—	—	*
John V. Rigali	—	6,250	*
Cary A. Kimmel	22,351	122,000	*
Robert T. Westervelt	875	55,750	*
All directors and executive officers as a group (11 persons)	186,532	1,454,109	9.5%
5% Beneficial Holders(1)

State of Wisconsin Investment Board(2)	1,579,975	—	9.1%
PO Box 7842
Madison, WI 53707
Marathon Capital Management LLC(3)	1,085,859	—	6.3%
PO Box 771
Hunt Valley, MD 21030
Diker Management, LLC(4)	914,629	—	5.3%
745 Fifth Avenue Suite 1409
New York, NY 10151
Kaizen Capital LLC(5)	859,935	—	5.0%
4200 Montrose Blvd., Suite 400 Houston, TX 77006
Peerless Full Value Committee(6)	1,458,458	—	8.4%
c/o Pembridge Capital Management LLC 708 Third Avenue 22nd Floor New York, NY 10017

____________
* Represents beneficial ownership of less than one percent.

This table is based upon information supplied by officers, directors, principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,282,836 shares of Common Stock (exclusive of 150,000 shares of Common Stock held in treasury) outstanding on May 10, 2007, adjusted as required by rules promulgated by the SEC. Under Rule 13d-3 of the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership of voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date. The address of each director and executive officer of the Company is 2381 Rosecrans Avenue, El Segundo, CA 90245.

(1)	Except as set forth, management of the Company knows of no person who is the beneficial owner of more than 5% of the Company’s issued and outstanding Common Stock.

(2)
Based upon a Schedule 13G/A filed February 13, 2007 with the SEC by the State of Wisconsin Investment Board, a Public Pension Fund, that reports they have sole voting power and sole dispositive power as to all 1,579,975 shares.

(3)
Based upon a Schedule 13G/A filed January 25, 2007 with the SEC by Marathon Capital Management LLC, an investment advisor, who reports sole voting power as to 12,250 shares and sole dispositive power as to all 1,085,859 shares.

(4)
Based upon a Schedule 13G filed February 12, 2007. Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP and Diker Management. Diker GP, LLC maintains that it has shared voting power and dispositive power as to 840,902 shares. Diker Management, LLC maintains that it has shared voting power and dispositive power as to 914,629 shares. Charles M. Diker and Mark N. Diker maintain that they each have shared voting power and dispositive power as to 914,629 shares.

(5)
Based upon a Schedule 13G/A filed February 14, 2007. This statement is filed by and on behalf of: i) select Contrarian Value Fund, L.P., a Texas limited partnership ("Select"); (ii) Spectrum Galaxy Fund, Ltd., a company incorporated under the laws of the British Virgin Islands ("Spectrum"); (iii) Kaizen Management, L.P., a Texas limited partnership ("KaizenManagement"); (iv) Kaizen Capital, LLC, a Texas limited liability company ("Capital"); and (v) David W. Berry.

KaizenManagement is the general partner of, and serves as an investment adviser to, Select. By contract, KaizenManagement also serves as the sole investment manager to Spectrum. Capital is the general partner of KaizenManagement. Mr. Berry is Manager of Capital.

KaizenManagement maintains that it has sole voting and dispositive power as to 809,935 shares, shared voting power and dispositive power as to 50,000 shares. Select maintains that it has sole voting and dispositive power as to 809,935 shares and no shared power. David Berry maintains he has sole voting and dispositive power as to 811,535 shares and shared voting and dispositive power as to 50,000 shares. Spectrum maintains it has sole voting and dispositive power as to 50,000 shares.

(6)
Based upon a Schedule 13D filed May 10, 2007. The sole manager of Pembridge Capital is Mr. Timothy E. Brog. The Peerless Full Value Committee maintains that it has sole voting and dispositive power as to 1,458,458 shares.

EXECUTIVE OFFICERS

The following sets forth information with respect to the Company’s executive officers as of the Record Date.

Name	Age	Position
Richard L. Roll	57	President and Chief Executive Officer
John V. Rigali	51	Vice President, Finance, and Chief Financial Officer
Eric Random	58	Vice President, Engineering
Alan D. Curtis	47	Vice President, Corporate Development
Cary A. Kimmel	63	Vice President, Business Development
Edward M. Gaughan	38	Vice President, Sales & Marketing
Robert T. Westervelt	48	Vice President, Chief Technology Officer

No officer has any arrangement or understanding with any other person(s) pursuant to which he was selected as an officer. The biographies below contain the term that each executive officer has served in such capacity.

On March 30, 2006, William R. Neil, our Vice President, Finance, Chief Financial Officer, informed us of his decision to resign during calendar year 2006. Mr. Neil stepped down from the position of Chief Financial Officer and Vice President of Finance effective on June 15, 2006, but continues to serve the Company on a reduced-time basis. On May 23, 2006, the Company hired John V. Rigali as Peerless’ new Chief Financial Officer and Vice President of Finance. Mr. Rigali had transitioned into his new position since beginning employment on May 23, 2006 and assumed full responsibly on June 15, 2006.

On December 15, 2006, Howard J. Nellor resigned as President and Chief Executive Officer of the Company. Mr. Nellor continues as a consultant to the Company. Mr. Nellor also resigned as a director of the Board, effective April 16, 2007. Richard L. Roll, 57, was appointed as the new President and Chief Executive Officer of the Company, effective December 15, 2006. Mr. Roll also was appointed as a director of the Board, effective April 17, 2007.

Richard L. Roll has served the Company as our President and Chief Executive Officer since December 15, 2006. From 2003 to 2005, Mr. Roll was Chief Executive Officer of FieldCentrix Inc., an enterprise software company focused on field-service automation solutions. He operated Roll Enterprises, a management consulting firm focused on the software industry, from 2002 to 2003. From 1999 to 2001, Mr. Roll was President and Chief Operating Officer of Epicor Software Corporation, an enterprise software company specializing in integrated e-business solutions. His background in the imaging industry includes four years with Hitachi Koki Imaging Solutions, Inc. (HKIS), formerly Dataproducts Corporation. Mr. Roll was President and Chief Executive Officer of HKIS from 1998 to 1999, and successfully transitioned the divisional printer manufacturer into a worldwide imaging solutions company. He also spent more than 20 years with Unisys Corporation. Mr. Roll holds a bachelor of science degree from the University of Arizona.

John V. Rigali has served as our Chief Financial Officer and Vice President of Finance since June 15, 2006. In this capacity, he oversees and directs all financial planning, reporting, accounting and audit activities. Immediately prior to joining the Company, he served as the Director of Finance at Guidant Software, Inc., a leading provider of computer forensic software applications and services. From January 2005 to March 2006, he was a Senior Manager with Control Solutions International, a global provider of assurance, risk management, and compliance advisory services including Sarbanes-Oxley compliance and traditional internal audit support. Prior to that, from October 2002 to January 2005, Mr. Rigali was a consultant operating as an independent contractor with a variety of professional service providers advising public companies with respect to compliance with Sarbanes-Oxley. From 1998 to 2002, Mr. Rigali served in varying capacities at JDEdwards, a leading provider of enterprise resource planning software, based out of Denver, Colorado. Mr. Rigali obtained his certification as a public accountant in the State of California after his tenure with Grant Thornton International, formerly Alexander Grant & Company and received a B.S.C. from Santa Clara University.

Eric Random has served as our Vice President of Engineering since June 2001. In this capacity, he is responsible for all engineering activity at Peerless both at our headquarters in El Segundo, CA and our Kent, WA facility, Peerless Systems Imaging Products, Inc. (PSIP). From August 2000 to June 2001, Mr. Random served as Vice President, Special Projects, and he oversaw the integration of PSIP with Peerless Systems Corporation in connection with the acquisition of PSIP. From April 1999 to August 2000, Mr. Random served as a Senior Architect and member of the Peerless Core Technology group, responsible for formulating new technology direction. From July 1996 to April 1999, he spearheaded the development of the PeerlessPage color imaging architecture. He has a broad background in software development, including operating systems, computer languages and user interface. Mr. Random has been with Peerless since 1992 and holds a B.A. from Yale University.

Alan D. Curtis has served as our Vice President of Corporate Development since May 2005. In this capacity Mr. Curtis is responsible for strategic planning and corporate M&A activities for the Company. Mr. Curtis’ role focuses on developing opportunities for improving stockholder value and identifying and developing new avenues of growth for the Company. Prior to his current position, Mr. Curtis served as Chief Technology Officer from February 2000 to May 2005. In this capacity, Mr. Curtis led the Company’s new technology development efforts in the areas of high performance color imaging, system architectures supporting embedded controller technologies, and software applications supporting printing and document workflows. Mr. Curtis has also been Vice President of New Product Development from June 2002 to May 2005, and while holding such position was also responsible for directing the deployment of Peerless’ new technologies. Prior to his role in new product development, Mr. Curtis served as Vice President of Technology and Architecture from February 2000 to June 2002, and Vice President of Product Development from October 1999 to February 2000. From November 1997 to October 1999, Mr. Curtis served as Director of Corporate Development. Earlier roles at Peerless include Senior Project Manager, North America, Manager of Software Development, and Senior Software Engineer. Before joining Peerless in 1992, Mr. Curtis worked for Xerox, Accenture (formerly Andersen Consulting), and two start-ups developing software for the entertainment field. Mr. Curtis holds an M.S. in Computer Science from the University of Wisconsin, Madison and a B.A. from University of California, Los Angeles.

Cary A. Kimmel has served as our Vice President of Business Development since October 2001. In this capacity, Mr. Kimmel is responsible for contractual relationships with the Company’s customers and strategic partners, tactical pricing and license management. Since April 2001, Mr. Kimmel has represented Peerless as a board member of Peerless Systems K.K. in Tokyo, Japan. Mr. Kimmel joined the Company in June 1995 and held the position of Director of Business Development from June 1995 to February 2001 and Senior Director Business Development from February 2001 to October 2001. Immediately prior to joining the Company in June 1995, Mr. Kimmel was with Xerox Corporation for twenty-six years and held positions in Product and Project Planning, Finance and Business Development.

Edward M. Gaughan has served as our Vice President of Sales and Marketing since August 2005, and has been Vice President, Sales & Special Assistant to the CEO since June 2004. Since August 2005, Mr. Gaughan has represented Peerless as a board member of Peerless Systems K.K. in Tokyo, Japan. Between June 2002 and May 2004, Mr. Gaughan was Co-Founder (with his wife) and Vice President of Impact Marketing, Inc., an S corporation involved in the business of consulting in the area of channel program development and business development, that is owned 50% by Mr. Gaughan and 50% by his wife, where he was responsible for providing sales, marketing and new business development strategies to office solutions providers. Also during that time, beginning in June 2002, Mr. Gaughan provided consulting services to us as an independent contractor with respect to assistance with product and corporate positioning, collateral and sales tool development and delivery of Web-based training. From December 2000 to May 2002, he served as Vice President of Sales and Business Development at T/R Systems, Inc., a public company traded on Nasdaq that develops solutions for the management and production of digital documents, where he managed and developed OEM account managers and the field sales team, including product positioning and implementing strategies to generate new business. From January 1994 until December 2000, he worked for Electronics for Imaging, Inc., a digital imaging and print management company listed on Nasdaq, his last position being Director of Sales and Product Marketing.

Robert T. Westervelt, PhD, has served as our Chief Technology Officer since May 2005. As Chief Technology Officer, Mr. Westervelt is responsible for defining and managing the overall technical direction for our products. Since joining the Company in 1999 as a senior project manager, he has held several key positions including senior software architect and director of engineering, leading engineering projects including software development, new functionality for embedded systems, performance enhancements and system integrations. A seasoned technologist and manager focused on delivering real-world results, he designed the architecture and led the successful design and development of the our first manufactured product, an 80ppm color multi- function copier system with printing, faxing and scanning capabilities. Prior to his tenure at the Company, Mr. Westervelt was vice president of software development for Vista Control System, where he designed the architecture for a distributed control system framework used in a wide range of applications. He was also an accelerator operations physicist for Los Alamos National Laboratory in Los Alamos, New Mexico, one of the primary research centers of the Department of Energy. Mr. Westervelt holds a PhD and MS in Physics from Stanford University, as well as a BS in Physics from Rensselaer Polytechnic Institute.

EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

Committee Members

The Compensation Committee consisted of Messrs. Barrett (Chairman) and Cole up to April 17, 2007. Upon Mr. Patton's election to the Board on April 17, 2007, he was appointed Chairman of the Compensation Committee, in replacement of Mr. Barrett.  The Board has determined that each member of the Committee is "independent" as that term is defined under the rules of Nasdaq. The Committee meets as often as necessary to perform its duties and responsibilities. The Committee held seven meetings during the fiscal year ended January 31, 2007 ("fiscal 2007"), zero of which included an executive session without management.

Role of Committee

The Committee operates under a written charter approved by the Board. A copy of the charter is available at www.peerless.com under Investor Relations - Corporate Governance. The Committee establishes the salaries and other compensation for the Chief Executive Officer and other executive officers of the Company. It also reviews and approves all of the Company's compensation and benefits plans and policies, and administers all of the Company's executive compensation programs, incentive compensation plans and equity-based plans.

Compensation Committee Process

Annual Evaluation

The Committee meets in executive session at the beginning of each fiscal year to (i) evaluate the performance of the Named Executive Officers during the prior fiscal year; (ii) determine their annual bonuses, if any, for the prior fiscal year; (iii) establish their performance goals and objectives for the current fiscal year; (iv) set their base salaries for the current fiscal year; and (v) consider and approve any grants to them of equity incentive compensation. In establishing the performance goals and objectives for the current fiscal year, the Committee discusses with the Chief Executive Officer the Company's strategic objectives and performance targets.

Management's Role in Determining Executive Compensation

The Committee determines the compensation for all the executive officers, including the Named Executive Officers(as defined below under "Summary Compensation Table"). Richard L. Roll, the Chief Executive Officer plays a role in determining executive compensation since he evaluates employee performance, recommends performance goals and objectives and recommends salary levels and option awards. Mr. Roll also participates in Committee meetings, at the Committee's request, and provides evaluations and compensation recommendations as to senior executive officers, other than himself.

Compensation Consultant

The Committee's charter enables the Committee to have access to, and at its discretion to utilize the services of, a compensation consultant or other professional or expert to provide data and advice to the Committee regarding compensation and other matters. The Committee subscribes to the executive compensation surveys periodically published by AON Consulting Inc. to provide the Committee with current information concerning the compensation practices of companies of comparable size in the Company's industry. The Company received the Radford Executive Compensation survey, containing data effective January 31, 2006, as discussed below (the "Radford Survey"). In addition, in connection with the appointment of Richard Roll as President and Chief Executive Officer as discussed below, the Company had retained Frederic W. Cook & Co to advise on his compensation package.

Peer Group

The Radford Survey included approximately between 63 and 11 companies for each executive in the same industry as the Company and with annual revenues under $200 million nationwide as well as in Southern California (the "Peer Group"), covering the compensation paid to the Chief Executive Officer, Chief Financial Officer, Vice President - Sales & Marketing, Vice President - Corporate Development, Vice President - Engineering, Vice President - Chief Technology Officer and Vice President Business Development of companies in the Peer Group. Based on the results of the survey, the Company's compensation package is generally below the 50th percentile of the salaries and bonuses paid to officers with comparable duties in the Peer Group.

Compensation Philosophy

The Company's general compensation philosophy is that compensation programs should reflect the value created for stockholders while supporting the Company's business strategies and long-range plans. The Committee is guided by the following themes:

•	a compensation program should stress the Company's annual performance and increase in value;

•	a compensation program should strengthen the relationship between pay and performance by providing variable, at risk compensation based on predetermined objective performance measures;

•	a compensation program should attract, motivate and retain high quality employees who will enable the Company to achieve its strategic and financial performance goals; and

•	a compensation program should provide an incentive plan that supports a performance-oriented environment, with superior performance resulting in total annual compensation above median levels.

These principles are intended to create a competitive compensation structure that will help attract and retain key management talent, assure the integrity of the Company's executive compensation practices, tie compensation to performance, promote accountability and safeguard the interests of the stockholders.

Elements of Executive Compensation

Base Salaries

The chart below shows the breakdown between fixed pay through the executives' base salaries and variable performance-based pay for fiscal 2007:

Name	Title	Base Salaries (%)	Bonus (%)(5)	Equity Awards (%)(6)	All Other Compensation(%)

Richard L. Roll (1)	President and Chief Executive Officer	33.7%	—	38.1%	28.3%

Howard J. Nellor (2)	Former President and Chief Executive Officer	28.5	12.0	5.4	54.1

John V. Rigali (3)	Chief Financial Officer and Vice President of Finance	87.1	—	10.2	2.7

William R.Neil (4)	Former Chief Financial Officer and Vice President of Finance	41.0	26.7	5.5	26.8

Edward M. Gaughan	Vice President, Sales & Marketing	74.2	—	4.4	21.5

Eric Random	Vice President, Engineering	79.9	15.1	3.8	1.2

Alan D. Curtis	Vice President, Corporate Development	60.3	9.3	3.1	27.3

_______________________

(1)	Richard L. Roll was appointed as President and Chief Executive Officer effective December 15, 2006. Mr. Roll also was appointed as a director of the Board, effective April 17, 2007.

(2)	Howard J. Nellor resigned as President and Chief Executive Officer effective December 15, 2006. Mr. Nellor also resigned as a director of the Board, effective April 16, 2007.

(3)	John V. Rigali was appointed as Chief Financial Officer and Vice President of Finance effective June 15, 2006.

(4)	William R. Neil resigned as Chief Financial Officer and Vice President of Finance effective June 15, 2006.

(5)	The amounts reflect bonuses paid under the Company's annual management cash incentive bonus plan.

(6)
The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 31, 2007, in accordance with SFAS 123(R). See Note 2 to the Company's audited financial statements for the fiscal year ended January 31, 2007, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 13, 2007, for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to SFAS 123(R).

In determining base salaries, the Committee considers specific individual criteria in setting salaries, including the executive's scope of responsibility, the results achieved by the executive, the executive's potential, and the Company's performance. To ensure that the base salaries are competitive, the Committee also periodically reviews an independent survey of executive compensation and compares the base salaries to those paid to executives with comparable duties by other companies in the Company’s industry that are of similar size and performance. For fiscal 2007, the Committee considered the results of the Radford Survey. Generally, the Company's base salaries are below the 50th percentile of base salaries paid to officers with comparable duties by companies in the Company's industry that are of a similar size and similar performance. To the extent that a Named Executive Officer has an employment agreement, such executive's employment agreement specifies a minimum level of base salary for the executive. Base salaries are reviewed annually, and adjusted from time to time to increase salaries to industry levels after taking into account individual responsibilities, experience, performance and potential contributions.

Bonuses

The annual management incentive cash bonus plan, which provides cash bonuses to executive officers, rewards participants in proportion to Company performance, the performance of a specific business unit or region for which the participants have a direct impact and the results achieved by the participant against pre-determined goals. The Named Executive Officers received their fiscal year 2007 bonuses based on the Company’s achievement of certain revenue and profit targets and on the executive’s achievement of certain individual performance goals. Based on the bonus program established by the Committee for fiscal 2007, the Named Executive Officers receive 40% of their target bonus for fiscal year 2007 based on achieving end of year targets for revenue and profit. The remaining 60% of the bonus is allocated as follows: 60% for achieving revenue and profit targets for the quarter and 40% for achieving individual goals (determined based on personal responsibility) each quarter and divided evenly among the four fiscal quarters. Quarterly bonuses will be paid on a semi-annual basis. The Chief Executive Officer has some discretion in determining achievement of individual responsibility goals for Named Executive Officers (other than himself). If, in the Committee’s discretion, it determines that the end of the year forecast is negative, the bonus for the first two quarters may not be paid or may be reduced. In addition, the Committee may choose to withhold or not pay bonus to any officer who fails to discharge duties in a professional manner or otherwise behaves inappropriately.

The Committee established the bonus program for fiscal 2008 in the first quarter of fiscal 2008. Based on this program, the Committee will determine the allocation and target amount of bonus for each Named Executive Officer, based on a review of the Radford Survey. Generally, the Company's target amount of bonuses are below the 50th percentile of bonuses paid to officers with comparable duties by companies in the Company's industry that are of a similar size and similar performance. The cash bonus incentives for each executive will be weighted 35% to the achievement of a revenue target, 35% to the achievement of a net income target and 30% to the achievement of individual objectives tied to benchmarks in the Company's strategic plan. Bonuses will be paid semi-annually based on the achievement of the targets for the corresponding half-year period. The allocation of the payout of bonuses for each half-year period is pro-rated based on revenue projections for the corresponding half-year period. A threshold of 91% of the revenue and net income targets must be met before executives are eligible for any incentive cash bonus payout. New acquisition revenue streams and any related costs and expenses will be removed before calculating bonuses. If the threshold of 91% is met, 10% of the target bonus for the executive is payable. The percentage of payout increases 10% for each 1% achieved above the 91% threshold. Therefore, if 100% of the revenue and net income targets are met, the executives are eligible to earn 100% of the target bonus weighted 35% for the revenue target and 35% for the net income target. The Chief Executive Officer has some discretion in determining achievement of individual responsibility goals for Named Executive Officers (other than himself), which will affect whether the executive will receive the portion of his bonus which is weighted 30% to the achievement of individual objectives. If the revenue and net income targets are exceeded at the end of fiscal 2008, payout of bonuses at the end of the year will increase by 1% for each 1% increase in the revenue or net income targets to 105%. Beyond 105% the payout increases 2% for each 1% increase in the revenue or net income targets.

In the first quarter of fiscal 2008, the Committee also approved the individual performance goals for each Named Executive Officer which include the following:

•
Mr. Roll (his ability to identify strategic joint ventures and relationships with potential partners in line with the Company's strategy to focus on the solution software application area and the all-in-one or AIO market place, identify possible acquisition targets, execute a new development and sublicensing agreement with Adobe and facilitate the renewal of an agreement with Kyocera-Mita Corporation);

•
Mr. Rigali (his ability to complete due diligence on possible acquisition targets or joint venture partners in the AIO market place, control expenses, maintain an unqualified opinion with respect to the Company's financial statements and maintain no adjustments);

•	Mr. Gaughan (his ability to identify and meet with potential AIO joint venture partnerships, manage customer revenue concentration risk, obtain new busines and control expenses);

•
Mr. Random (his ability to achieve key product development milestones, control expenses, facilitate the renewal of a Kyocera-Mita Corporation services agreement and complete any AIO intellectual property plan in connection with any potential joint venture); and

•
Mr. Curtis (his ability to identify and meet with potential acquisition targets, develop business plans for any potential acquisitions, control expenses and coordinate with the Vice President of Sales to communicate product offerings to the customers).

Generally, the Committee sets the performance targets and objectives such that the relative difficulty of achieving them is consistent from year to year. Performance targets are established at levels that are achievable but require better than expected planned performance for each executive.

Equity Incentives

The primary purposes of the equity incentives is to align the interest of the Company's executive officers and other management with those of the Company's stockholders and to maximize stockholder value and the incentives to executives and other management in the execution of their day to day duties. The Company’s primary form of long-term incentive compensation is stock option grants granted under the Peerless Systems Corporation 2005 Incentive Award Plan (the "2005 Plan"). Grants of stock options under the 2005 Plan are designed to provide executive officers with an opportunity to share, along with stockholders, in the long-term performance of the Company.

The Committee grants stock options with exercise prices not less than the fair market value of the Company’s Common Stock on the date immediately preceding the date of grant. Accordingly, stock options have value only if the Company’s stock price appreciates from the date immediately preceding the date of grant. The Company periodically grants stock options to eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. Stock options granted under the Company’s compensation plans generally have a four-year vesting schedule and generally expire ten years from the date of the grant. Guidelines for the number of stock options granted to each executive officer are determined using a procedure approved by the Committee based on several factors, including the Company’s performance, the performance of a specific business unit or region for which the grantee has a direct impact, the scope of the grantee’s responsibilities, the results achieved by the grantee and his or her potential.

Post-Termination and Change in Control payments

Upon the recommendation of the Committee, the Board approved change in control severance agreements for the then executive officers of the Company effective as of October 10, 2003 and effective as of June 2, 2004 for Mr. Gaughan and effective as of August 11, 2005 for Mr. Westervelt. Upon his appointment as Chief Financial Officer, Mr. Rigali entered into a similar change in control severance agreement effective August 10, 2006. The change in control severance agreements provide each of our executive officers with enhanced benefits in the case of a change in control where: (i) the executive is terminated within 18 months following the change in control, other than for "cause" (as defined), or  the executive terminates his employment for "good reason" (as defined) within 18 months following the change in control or (ii) such change in control is consummated (A) with a party with whom the Company has entered into a non-disclosure agreement for the purpose of consummating a change in control transaction while the executive was employed by the Company and (B) within one (1) year following the termination of the executive’s employment by the Company without "cause" (as defined). Upon such events, the executives are entitled to severance compensation and benefits, including those set forth below.

•	A lump sum payment equal to one times base salary.

•	A lump sum payment equal to one times bonus at expected value.

•	Full vesting of unvested stock options.

•	Continued medical and dental insurance benefits substantially similar to those provided to the executive and his eligible family members for one year.

Each change in control severance agreement has a three year term; provided, however, that the agreements automatically extend for one additional year on the third anniversary of the agreement’s effective date and on each subsequent anniversary, unless either the executive or the Company elects not to so extend the term of the agreement by notifying the other party, in writing, of such election not less than ninety (90) days prior to the last day of the term as then in effect.

If any payment or distribution to or for the benefit of the executive (whether paid or payable or distributed or distributable) pursuant to the terms of the agreements or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) the payments will be reduced to the extent necessary so that no portion of the payments are subject to an excise tax, but only if, by reason of such reduction, the net after-tax benefit to the executive exceeds the net after-tax benefit to the executive if no reduction was made.

Pursuant to Mr. Roll's employment agreement with the Company dated December 15, 2006, if his employment is terminated by the Company without "cause" (as defined), Mr. Roll will be entitled to continue to receive his base salary for 12 months following termination and health insurance until the first anniversary of termination. If his employment with the Company is terminated without cause within 18 months after a change in control, he will be entitled to receive (i) a severance payment equal to his base salary for the 12 months following his termination, (ii) health insurance until the first anniversary of termination, and (iii) his full total target bonus for the 12 months following termination. The severance payment and bonus payment, if any, would be payable in a lump sum at the termination of his employment.

The change of control provisions described above provide for payment only upon a change of control and another triggering event, such as a termination without cause. The Committee believes this double trigger requirement maximizes stockholder value because this structure would prevent an unintended windfall to management in the event of a friendly (non-hostile) change in control, which could be a transaction maximizing stockholder value. The Committee believes that these post-termination and change in control arrangements are an important part of overall compensation for our Named Executive Officers because they help to secure the continued employment and dedication of our Named Executive Officers, notwithstanding any concern that they might have regarding their own continued employment prior to or following a change in control.

For a further description of these arrangements, see "Potential Payments Upon Termination or Change in Control."

Compensation Decisions for fiscal 2007

In fiscal 2007, the Committee continued to apply the compensation philosophy described above in determining the compensation of the Named Executive Officers.

Based on the Radford Survey, annual performance reviews, the performance of each executive and the Company's performance, the Committee determined to increase the base salary of Mr. Nellor to $300,000, compared to $270,000 in fiscal 2006. Mr. Nellor also received a bonus of $109,800. Overall, for fiscal 2007, Mr. Nellor received a 11% increase in base salary and a 52% decrease in annual bonuses, compared to fiscal 2006. Mr. Nellor's bonus for fiscal 2007 was pro-rated since he had resigned as Chief Executive Officer of the Company on December 15, 2006.

In determining Mr. Nellor's total compensation package, the Committee considered the following:

•	Company performance: The Company's achievement of a certain amount of target revenue and profit; and the performance goals and objectives for the Company in fiscal 2007 established by the Board.

•
Individual performance: Mr. Nellor's progress in seeking strategic alliances for the Company, implementing the Company's management succession plan and maintaining high standards of corporate governance.

•
Allocation between cash and non-cash component: The increase in the value of the share-based compensation granted to Mr. Nellor in fiscal 2006 compared to fiscal 2007; each element of Mr. Nellor's compensation for fiscal 2006 compared to fiscal 2007; and the reasons the Committee had established the amount of each element of compensation.

•
Internal pay equity: The relationship between each element of Mr. Nellor's compensation, on the one hand, and the compensation of each of the Company's other executive officers, on the other hand; and the relationship between the aggregate value of Mr. Nellor's compensation, on the one hand, and the median compensation of the Company's employees generally, on the other hand.

•	Other factors: The deductibility of the compensation; and the results of the Radford Survey.

In connection with his appointment as President and Chief Executive Officer, Mr. Roll entered into an employment agreement with the Company on December 15, 2006, pursuant to which he is entitled to (i) receive an annual base salary of $340,000, (ii) a total target bonus of $180,000, (iii) the Company's executive benefits package including medical, dental, vision, disability, group life insurance and long-term care plans, a 401(k) plan and a flexible spending (cafeteria) plan, and four weeks of paid vacation including eligibility for ten paid holidays, (iv) a Time-Vested Option (as described below), (v) a Price-Contingent Option (as described below), (vi) severance payments and (vii) certain payments in the event of a "change in control" (as defined).

Mr. Roll has received a guaranteed prorated bonus for fiscal 2007 of $18,000. In addition, 15% of his bonus for fiscal 2008 is guaranteed, and will vest at the end of the first quarter of fiscal 2008. Except for those two guaranteed bonus amounts, Mr. Roll's bonus will be contingent upon the achievement of both company and individual performance goals, which will be set annually by the Committee. The bonus payments for each subsequent year will vest in accordance with the Company's executive bonus plan.

Time-Vested Option for Mr. Roll

In connection with his appointment, Mr. Roll was granted on December 15, 2006 a time-vested stock option to purchase 600,000 shares of the Company's Common Stock (the "Time-Vested Option"). The per share exercise price of the Time-Vested Option was the closing price of the Company's Common Stock on the date of grant ($2.84). The Time-Vested Option will vest over a four-year period, with 25% vesting on the first anniversary of employment, and with the remainder vesting monthly in equal installments over the subsequent 36 months, subject to Mr. Roll's continued employment with the Company. If Mr. Roll's employment is terminated (i) on death or disability, the vested portion of the Time-Vested Option will remain exercisable until the earlier of the first anniversary of termination or the expiration of the Time-Vested Option, the next 12 monthly installments will vest immediately and remain exercisable until the earlier of the first anniversary of termination or the expiration of the Time-Vested Option, and the unvested portion will terminate immediately, (ii) by the Company without "cause" (as defined), the vested portion of the Time-Vested Option will remain exercisable until the earlier of the first anniversary of termination or the expiration of the Time-Vested Option, and the remaining unvested portion will terminate immediately, (iii) by the Company with "cause" (as defined), or by Mr. Roll for any reason, the vested portion of the Time-Vested Option will remain exercisable for 90 days and the unvested portion will terminate immediately, and (iv) by the Company without "cause" (as defined) within 18 months after a "change in control" (as defined), the Time-Vested Option will fully vest immediately on termination and will remain exercisable until the earlier of the first anniversary of termination or the expiration of the Time-Vested Option.

Price-Contingent Option for Mr. Roll

In connection with his appointment, Mr. Roll was granted on December 15, 2006 a price-contingent option to purchase 400,000 shares of the Company's Common Stock (the "Price-Contingent Option"). The per share exercise price of the Price-Contingent Option was the closing price of the Company's Common Stock on the date of grant ($2.84). Upon the achievement of specific price hurdles, a specified portion of the Price-Contingent Option will vest. A price hurdle is deemed to have been achieved when the closing price of the Company's Common Stock is at or above the price hurdle for 90 consecutive trading days, or in the event of a "change in control" (as defined), if the price per share realized by the Company's public stockholders is at or above the price hurdle. 200,000 shares will vest at $10.00, and an additional 200,000 shares will vest at $14.00. Mr. Roll will have five years to achieve the price hurdles, and any options earned for price hurdle achievement will have a seven-year life from the date of grant. If Mr. Roll does not achieve a price hurdle during the five-year period from his employment date, shares relating to that price hurdle will be forfeited. If Mr. Roll's employment is terminated, the Price-Contingent Option will remain exercisable in the same manner as provided above for the Time-Vested Option, except that the Price-Contingent Option will vest only if the price hurdle had been achieved at the date of termination.

The Committee believes that in granting Mr. Roll the options described above, the Company is aligning his interest with those of the Company's stockholders and providing him incentives to achieve a higher stock price for the Company's Common Stock. These options were not granted under the 2005 Plan.

The Committee adjusted the base salary for the other Named Executive Officers as follows: Eric Random, Vice President, Engineering, to $195,000, from $185,000 in fiscal 2006 and Alan Curtis, Vice President, Corporate Development to $200,000 from $185,000 in fiscal 2006. There was no adjustment in the salary of Edward Gaughan, Vice President, Sales & Marketing and William Neil former Chief Financial Officer and Vice President of Finance. In keeping with the Committee's compensation philosophy that each executive officer's bonus and equity incentives should be designed to motivate that executive to achieve the performance goals and objectives established by the Board and to align the interests of the executive officers with those of stockholders, for fiscal 2007, the Committee awarded the following bonuses: Mr. Neil $55,100; Mr. Gaughan $57,919 (in the form of sales commissions); Mr. Random $36,600; and Mr. Curtis $30,500. Overall, for fiscal 2007, the other Named Executive Officers received a 7% increase in base salary, and a 22% decrease in annual bonuses, from fiscal 2006.

In determining each of the other Named Executive Officers total compensation package, the Committee considered the following:

•	Company performance: The Company's achievement of a certain amount of target revenue and profit; and the performance goals and objectives for the Company in fiscal 2007 established by the Board.

•
Individual performance: The contribution of each executive officer; the expertise of each executive officer; and the performance goals and objectives to be performed by each executive officer in fiscal 2007.

•
Allocation between cash and non-cash component: The number and vesting of outstanding options; the increase in the value of share-based compensation granted to each executive officer in prior years; each element of the compensation of each executive officer for fiscal 2006 compared to fiscal 2007; the reasons the Committee had established the amount of each element of such compensation; and the allocation of bonuses for services rendered in fiscal 2007.

•	Other factors: The deductibility of the compensation; the results of Radford Survey; and the terms of the executives' employment agreements, if any.

In connection with his appointment as Chief Financial Officer and Vice President of Finance, Mr. Rigali entered into a letter agreement with the Company on May 23, 2006. Pursuant to his letter agreement, Mr. Rigali will receive an annual salary of $180,000 and will be eligible to receive bonus payments of up to $95,000 in his first year of employment based upon completion of certain performance goals determined by the Committee. He was also granted options to purchase 25,000 shares of the Company's Common Stock on June 6, 2006. The options had an exercise price equal to the closing price of the Company's Common Stock on the day immediately preceding the date of grant. The option grant will vest at a rate of 25% per year for the first four years of Mr. Rigali’s employment, on each anniversary of the date of grant.

For fiscal 2008, there will be no change to the salaries for the Named Executive Officers. The target bonus amounts for fiscal 2008 are as follows: $180,000 for Mr. Roll, $95,000 for Mr. Rigali, $ 190,000 for Mr. Gaughan under his sales commission plan, $60,000 for Mr. Random and $60,000 for Mr. Curtis. The target bouns amounts for fiscal 2008 are unchanged from fiscal 2007. The payout of these target bonuses for fiscal 2008 will be administered in accordance with the bonus program for fiscal 2008 as described above. Based on the Radford Survey, for fiscal 2008, the salaries and target bonus amounts are generally below the 50th percentile of the salaries and bonuses paid to officers with comparable duties in the Peer Group.

On April 10, 2007, Mr. Rigali, Mr. Gaughan and Mr. Westervelt were each granted options to purchase 25,000, 35,000 and 25,000 shares respectively. The options had an exercise price equal to the closing price of the Company's Common Stock on the date immediately preceding the date of grant. The option grant will vest at a rate of 25% per year over four years on each anniversary of the date of grant. On May 21, 2007, the following bonus amounts were paid to certain executive officers: $68,500 to Mr. Nellor, $17,000 to Mr. Gaughan, $21,250 to Mr. Curtis, $21,250 to Mr. Random and $14,875 to Mr. Kimmel. These bonus amounts were approved by the Committee in March 2005 and were payable to the executive officers upon the signing of a Master Development Agreement with Kyocera Mita Corporation on April 17, 2007.

Tax and Accounting Implications

Deductibility of Compensation

Under Section 162(m) of the Code, a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for "performance-based" compensation, including the approval of the performance goals by the stockholders of the Company. Since the Company's historical levels of executive compensation have been substantially less than $1,000,000 per employee annually, the Committee has not yet established a policy with respect to qualifying compensation to the Company's executive officers for deductibility under Section 162(m) of the Code.

Accounting for Share-Based Compensation

Beginning on January 31, 2006, the Company began accounting for share-based compensation in accordance with the requirements of SFAS 123(R).

Conclusion

The Committee believes that the Company's compensation policies support the Committee's compensation philosophy that compensation programs should reflect the value created for stockholders while supporting the Company's business strategies and long-range plans. The Committee believes that for fiscal 2007, the total compensation package for each of the Named Executive Officers is competitive with the total compensation paid to executives with comparable duties by other companies in the Company's industry that are of similar size and performance. In addition, the Committee believes that the bonus and equity incentives help motivate the executive to achieve specific performance goals and objectives established by the Board and align the executive's interests with those of the Company’s stockholders.

COMPENSATION COMMITTEE REPORT

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee (the "Committee") of the Company has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Robert G. Barrett, Chairman
Louis C. Cole

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal year ended January 31, 2007. The Named Executive Officers are the Company's current and former Chief Executive Officer, the current and former Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the table below (reduced by the amount in column (h)).

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(5) (e)	Option Awards ($)(5) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compen-sation ($)(6) (i)	Total ($) (j)
Richard L. Roll (1) President and Chief Executive Officer	2007	40,538	—	—	45,796	—	—	34,020	120,354
Howard J. Nellor (2) Former President and Chief Executive Officer	2007	260,769	109,800	—	49,757	—	—	494,696	915,022
John V. Rigali (3) Chief Financial Officer and Vice President of Finance	2007	123,231	—	—	14,413	—	—	3,765	141,409
William R. Neil (4) Former Chief Financial Officer and Vice President of Finance	2007	84,615	55,100	—	11,330	—	—	55,200	206,245
Edward M. Gaughan Vice President, Sales & Marketing	2007	200,000	—	—	11,735	—	—	57,919	269,654
Eric Random Vice President, Engineering	2007	193,462	36,600	—	9,228	—	—	2,989	242,279
Alan D. Curtis Vice President, Corporate Development	2007	197,692	30,500	—	10,120	—	—	89,570	327,882

(1)	Richard L. Roll was appointed as President and Chief Executive Officer effective December 15, 2006. Mr. Roll also was appointed as a director of the Board, effective April 17, 2007.

(2)
Howard J. Nellor resigned as President and Chief Executive Officer effective December 15, 2006. Mr. Nellor also resigned as a director of the Board, effective April 16, 2007. Mr. Nellor currently has a consulting agreement with the Company, as described under "Narrative to Summary Compensation Table and Grant of Plan-Based Awards Table - Consulting Agreement with Howard Nellor." The consulting fees he earned under the consulting agreement in fiscal 2007 is shown under "All Other Compensation" as shown below. The bonus of $50,000 that Mr. Nellor received under his consulting agreement in the first quarter of fiscal 2008, as discussed below, is not included in the table above.

(3)	John V. Rigali was appointed as Chief Financial Officer and Vice President of Finance effective June 15, 2006.

(4)	William R. Neil resigned as Chief Financial Officer and Vice President of Finance effective June 15, 2006.

(5)
The amounts in column (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 31, 2007, in accordance with SFAS 123(R). See Note 2 to the Company's audited financial statements for the fiscal year ended January 31, 2007, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 13, 2007, for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to SFAS 123(R).

(6)	The bonuses paid under the Company's annual management incentive cash bonus plan is reflected in column (d).

(7)
Certain of the Company's executive officers receive personal benefits in addition to salary and cash bonuses, including, but not limited to, consulting services, accrued health insurance, non-qualified stock option exercise, and paid vacation.. The amount shown in column (i) for "All Other Compensation" consists of the following:

	Year	Mr. Roll	Mr. Nellor	Mr. Rigali	Mr. Neil	Mr. Gaughan	Mr. Random	Mr. Curtis
Consulting Services	2007	14,385	34,615	—	—	—	—	—
Accrued Consulting Services	2007	—	403,789	—	—	—	—	—
Accrued Health Insurance	2007	—	21,573	—	—	—	—	—
Employer 401K Contribution	2007	1,635	—	3,765	—	—	2,989	2,087
Non-Qualified Stock Option Exercise	2007	—	—	—	—	—	—	87,483
Commissions	2007	—	—	—	—	57,919	—	—
Accrued Bonus	2007	18,000	—	—	—	—	—	—
Paid Vacation	2007	—	32,719	—	55,200	—	—	—
Board of Director Fees	2007	—	2,000	—	—	—	—	—
Total	2007	34,020	494,696	3,765	55,200	57,919	2,989	89,570

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of awards to the Named Executive Officers under our non-equity and equity incentive plans during fiscal 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)
Name	Grant Date	Thresh-old ($)	Target ($) (1)	Maxi-mum ($)	Thresh-old (#)	Tar-get (#)	Maximum (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
Richard L. Roll	12/15/06	—	18,000	—	—	—	—	—	600,000(2)	2.84	1.77
	12/15/06	—	—	—	—	—	—	—	400,000(2)	2.84	1.77
Howard J. Nellor	—	—	N/A	—	—	—	—	—	—	—	—
John V. Rigali	06/06/06	—	95,000	—	—	—	—	—	25,000(3)	6.13	3.76
William R. Neil	—	—	N/A	—	—	—	—	—	—	—	—
Edward M. Gaughan	04/20/06	—	190,000	—	—	—	—	—	—	—	—
Eric Random	—	—	60,000	—	—	—	—	—	—	—	—
Alan D. Curtis	—	—	60,000	—	—	—	—	—	—	—	—
__________________

(1)
These amounts are the full bonus potential granted for each Named Executive Officer in fiscal 2007 and the estimtated payout upon achievement of the performance goals and objectives established by the Board. The amount actually earned by each Named Executive Officer is reported under column (g) of the Summary Compensation Table above. The amount actually earned in fiscal 2007 is not paid out until fiscal 2008.

(2)	Mr. Roll's options were not granted pursuant to the 2005 Plan.

(3)	Mr. Rigali's option was granted pursuant to the 2005 Plan.

(4)	Grant Date Fair Value of Options was calculated based on the Black-Scholes model.

Narrative to Summary Compensation Table and Plan-Based Awards Table

Employment Agreements

Only Mr. Roll has an employment agreement with the Company . The Compensation Committee reviews the compensation package of the executive officers annually.

Employment Agreement with Richard L. Roll

In connection with his appointment as President and Chief Executive Officer, Mr. Roll entered into an employment agreement with the Company on December 15, 2006, pursuant to which he is entitled to (i) receive an annual base salary of $340,000, (ii) a total target bonus of $180,000, (iii) the Company's executive benefits package including medical, dental, vision, disability, group life insurance and long-term care plans, a 401(k) plan and a flexible spending (cafeteria) plan, and four weeks of paid vacation including eligibility for ten paid holidays, (iv) a Time-Vested Option (as described below), (v) a Price-Contingent Option (as described below), (vi) severance payments and (vii) certain payments in the event of a "change in control" (as defined). The severance payments and payments in the event of a change in control are discussed under "Potential Payments Upon Termination and Change in Control." Mr. Roll's employment agreement was amended on May 17, 2007 to make the definition of "change in control" consistent with the definition in the form of change in control severance agreement between the Company and certain other senior members of management.

Mr. Roll will receive a guaranteed prorated bonus for fiscal 2007 of $18,000. In addition, 15% of his bonus for fiscal 2008 is guaranteed, and will vest at the end of the first quarter of fiscal 2008. Except for such guaranteed bonuses, Mr. Roll's bonus will be contingent upon the achievement of both company and individual performance goals, which will be set annually by the Committee. The bonus payments for each subsequent year will vest in accordance with the Company's executive bonus plan.

Time-Vested Option for Mr. Roll

In connection with his appointment, Mr. Roll was granted on December 15, 2006 a time-vested stock option to purchase 600,000 shares of the Company's Common Stock (the "Time-Vested Option"). The per share exercise price of the Time-Vested Option was the closing price of the Company's Common Stock on the date of grant ($2.84). The Time-Vested Option will vest over a four-year period, with 25% vesting on the first anniversary of employment, and with the remainder vesting monthly in equal installments over the subsequent 36 months, subject to Mr. Roll's continued employment with the Company. The vesting and exercisability of Mr. Roll's Time-Vested Option upon termination of employment and a change in control is discussed under "Potential Payments Upon Termination and Change in Control."

Price-Contingent Option for Mr. Roll

In connection with his appointment, Mr. Roll was granted on December 15, 2006 a price-contingent option to purchase 400,000 shares of the Company's Common Stock (the "Price-Contingent Option"). The per share exercise price of the Price-Contingent Option was the closing price of the Company's Common Stock on the date of grant ($2.84). Upon the achievement of specific price hurdles, a specified portion of the Price-Contingent Option will vest. A price hurdle is deemed to have been achieved when the closing price of the Company's Common Stock is at or above the price hurdle for 90 consecutive trading days, or in the event of a "change in control" (as defined), if the price per share realized by the Company's public stockholders is at or above the price hurdle. 200,000 shares will vest at $10.00, and an additional 200,000 shares will vest at $14.00. Mr. Roll will have five years to achieve the price hurdles, and any options earned for price hurdle achievement will have a seven-year life from the date of grant. If Mr. Roll does not achieve a price hurdle during the five-year period from his employment date, shares relating to that price hurdle will be forfeited. The vesting and exercisability of Mr. Roll's Price-Contingent Option upon termination is discussed under "Potential Payments Upon Termination and Change in Control." The Time-Vested Option and Price-Contingent Option are not granted under the 2005 Plan.

Consulting Agreement with Howard Nellor

In connection with his resignation as President and Chief Executive Officer, Mr. Nellor entered into a consulting agreement (the "Consulting Agreement") with the Company on December 15, 2006, for a term of 18 months, pursuant to which he is entitled to (i) receive a salary at the annual rate of $300,000 payable on a bi-weekly basis, (ii) a target bonus of $50,000 upon the satisfaction of performance criteria to be determined between Mr. Nellor and the Board of Directors of the Company, (iii) continued vesting of any unvested stock options granted to him prior to the term of the Consulting Agreement, (iv) continued participation in medical, dental and vision insurance plans and (v) reimbursement of reasonable business expenses. Mr. Nellor will also be entitled to the remaining 50% of his Kyocera Mita Corporation ("KMC") bonus in the amount of $137,000 upon the earlier of (a) the Company and KMC signing a definitive agreement with no substantial changes to the intent of the Memorandum of Understanding ("MOU") that the Company had signed with KMC on March 1, 2005; or (b) the end of the three-year term of the MOU with the Company receiving what it would be entitled had KMC signed a definitive agreement with the Company. Although Mr. Nellor resigned as a Director of the Company effective April 16, 2007, Mr. Nellor still remains as a consultant under the Consulting Agreement. On April 10, 2007, the Committee determined that Mr. Nellor had satisfied his performance criteria under the consulting agreement and awarded him his target bonus of $50,000, which was paid during the first quarter of fiscal 2008.

The Company may only terminate Mr. Nellor's relationship for "cause" (as defined). In the event of Mr. Nellor's death during the term of the Consulting Agreement, any remaining compensation owing to him under the Consulting Agreement will be paid to his trust, or estate, as applicable.

Agreement with William Neil

In connection with his resignation as Chief Financial Officer and Vice President of Finance, Mr. Neil entered into an agreement with the Company on June 14, 2006. Effective upon his resignation on June 15, 2006, Mr. Neil continued to be employed by the Company on a reduced-time basis for a period of six years at an annual base salary of $25,000. Mr. Neil is not eligible for future bonuses or other incentive compensation. Mr. Neil will continue to be eligible for medical benefits and to participate in the 401(k) plan while he remains employed by the Company. All of Mr. Neil's existing options will continue to vest under the regular vesting schedule. Mr. Neil is also entitled to potential payments in the event of his termination, see "Potential Payments Upon Termination or Change in Control."

Indemnification Agreements

In addition, the Company enters into an indemnification with its executive officers that may require the Company to indemnify him against liabilities that may arise by reason of his status or service.

Employee Benefit Plans

The purpose of the 2005 Plan is to provide additional incentive for directors, key employees and consultants to further the growth, development and financial success of the Company and its subsidiaries by personally benefiting through the ownership of the Company's Common Stock, or other rights which recognize such growth, development and financial success. The 2005 Plan is administered by the Compensation Committee. The 2005 Plan provides that the administrator may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Awards granted under the 2005 Plan generally may not be transferred other than by will or the laws of descent and distribution or, subject to the consent of the administrator of the 2005 Plan, pursuant to a domestic relations order. The applicable award agreement will contain the period during which the right to exercise the award in whole or in part vests. At any time after the grant of an award, the administrator may accelerate the period during which the award vests. Generally, an option may only be exercised while the grantee remains our employee, director or consultant or for a specified period of time following the participant's termination of employment, directorship or the consulting relationship. As of the Record Date, 2,262,380 shares have been issued on the exercise of options granted, and 4,184,204 shares were subject to options granted under the 2005 Plan. The Board of Directors has approved an amendment to the 2005 Plan to increase the number of shares available for issuance under the 2005 Plan by 500,000 shares, subject to stockholder approval. See "Proposal No. 2: Approval of Amendment to the 2005 Incentive Award Plan, as Amended and Restated, to Increase the Number of Authorized Shares by 500,000 Shares," for a more detailed description of the 2005 Plan.

Salary and Bonus in Proportion to Total Compensation

See “Compensation Discussion and Analysis” for the breakdown between fixed pay through the executives’ base salaries and variable performance-based pay for fiscal 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity-based awards held by each of the Named Executive Officers as of January 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercis-able	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Inventive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard L. Roll	—	1,000,000	1,000,000	2.84	12/15/2016	—	—	—	—
Howard J. Nellor .	204,000	—	—	3.59	4/13/2010	—	—	—	—
	100,000	—	—	.60	4/11/2011	—	—	—	—
	30,000	—	—	1.22	3/20/2012	—	—	—	—
	175,000	—	—	1.33	3/20/2014	—	—	—	—
	—	87,500	87,500	1.33	9/30/2016	—	—	—	—
John V. Rigali	—	25,000	25,000	6.13	6/6/2016	—	—	—	—
William R. Neil	10,000	—	—	11.25	2/9/2008	—	—	—	—
	2,250	—	—	4.87	10/16/2008	—	—	—	—
	6,625	—	—	12.63	8/2/2009	—	—	—	—
	100,000	—	—	1.63	8/4/2010	—	—	—	—
	3,750	—	—	1.34	8/22/2010	—	—	—	—
	100,000	—	—	0.60	4/11/2011	—	—	—	—
	20,000	—	—	1.22	3/20/2012	—	—	—	—
	37,500	37,500	37,500	1.33	9/30/2014	—	—	—	—
Edward M. Gaughan	36,000	50,000	50,000	1.28	6/1/2014	—	—	—	—
Eric Random	12,500	—	—	14.00	3/10/2008	—	—	—	—
	3,000	—	—	4.88	10/16/2008	—	—	—	—
	1,500	—	—	10.06	1/06/2009	—	—	—	—
	3,750	—	—	12.63	8/02/2009	—	—	—	—
	100,000	—	—	1.63	8/4/2010	—	—	—	—
	3,750	—	—	1.34	8/22/2010	—	—	—	—
	18,750	6,250	6,250	2.10	3/17/2013	—	—	—	—
	25,000	25,000	25,000	1.33	9/30/2014	—	—	—	—
Alan D. Curtis	7,001	—	—	14.63	12/12/2007	—	—	—	—
	8,000	—	—	4.88	10/16/2008	—	—	—	—
	3,750	_	_	12.63	8/2/2009	—	—	—	—
	22,000	_	_	13.63	9/20/2009	—	—	—	—
	100,000	_	_	1.63	8/4/2010	—	—	—	—
	15,000	_	_	1.22	3/20/2012	—	—	—	—
	40,000	_	_	1.21	7/22/2012	—	—	—	—
	18,750	6,250	6,250	2.10	3/17/2013	—	—	—	—
	25,000	25,000	25,000	1.33	9/30/2014	—	—	—	—
____________

(1)	Mr. Roll's options vest in accordance with the vesting schedule described under "Compensation Discussion and Analysis - Time Vested Option for Mr. Roll," and "- Price- Contingent Option for Mr. Roll."

(2)	Options for the other Named Executive Officers vest 25% over four years, on each anniversary of the date of grant.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding exercises of options and vesting of restricted stock held by the Named Executive Officers during the year ended January 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard L. Roll	—	—	—	—
Howard J. Nellor	—	—	—	—
John V. Rigali	—	—	—	—
William R. Neil	—	—	—	—
Edward M. Gaughan	14,000	80,080	—	—
Eric Random	28,111	171,166	—	—
Alan D. Curtis	35,000	214,400	—	—

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to shares of Common Stock that may be issued under our equity compensation plans as of January 31, 2007.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity Compensation Plans Approved by Security Holders	3,284,204 (1)	2.85	606,171 (2)

Equity Compensation Plans Not Approved by Security Holders	1,000,000	2.84	—

Total	4,284,204	2.85	606,171

_____________

(1)	Shares issuable pursuant to outstanding options under the 2005 Plan as of January 31, 2007.

(2)	Represents 623,300 shares of Common Stock that may be issued pursuant to future awards under the 2005 Plan.

PENSION BENEFITS

The table disclosing the actuarial present value of each Named Executive Officer's accumulated benefit under defined benefit plans, the number of years of credited service under each such plan, and the amount of pension benefits paid to each of the Named Executive Officers during the year is omitted because the Company does not have a defined benefit plan for Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION

The table disclosing contributions to nonqualified defined contributions and other deferred compensation plans, each executive's withdrawals, earnings and fiscal year ended balances in those plans is omitted because the Company has no nonqualified deferred compensation plans or benefits for executive officers or other employees of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The potential payments upon termination or change in control are governed by the Named Executive Officers' employment agreements (to the extent such officer has an agreement) and the change in control severance agreements, as described below. The 2005 Plan provides that generally an award under the 2005 Plan is exercisable only while the holder is an employee, consultant or independent director, provided however that the Compensation Committee, in its sole discretion may provide for the award to be exercisable for a period of time following termination.

Voluntary Termination

If Mr. Roll terminates his employment for any reason, the vested portion of his Time-Vested Option and Price-Contingent Option (assuming the price hurdle had been achieved at the date of termination) will remain exercisable for 90 days and the unvested portion will terminate immediately. Pursuant to Mr. Neil's agreement with the Company which he entered into on June 14, 2006 upon his resignation as Chief Financial Officer and Vice President of Finance, if Mr. Neil terminates his employment with good reason, prior to the expiration of the six-year term of his employment, Mr. Neil will be entitled to a lump-sum severance payment equal to the amount of the base salary that would otherwise have been paid through expiration of the full term (grossed up for payment of taxes) and a continued COBRA healthcare coverage or lump sum payment in lieu of such coverage through the expiration of the six year term, and any unvested options will vest if the date of termination is prior to the second anniversary of the agreement.

Payment Upon Termination With Cause

If Mr. Roll is terminated by the Company with cause, the vested portion of his Time-Vested Option will remain exercisable for 90 days and the unvested portion will terminate immediately. Under Mr. Roll's employment agreement, "cause" is defined as:

•	willful and continued failure by him to perform his duties other than failure resulting from incapacity (due to physical or mental illness) or disability;

•	willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company;

•	conviction of, or entry by him of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude;

•	a willful breach by him of his fiduciary duty to the Company which results in economic or other injury to the Company, or

•	willful and material breach of his confidentiality obligations.

Payment Upon Termination Without Cause

Pursuant to Mr. Roll's employment agreement, if his employment is terminated by the Company without "cause", Mr. Roll will be entitled to continue to receive his base salary for 12 months following termination and health insurance (medical, dental and vision) until the first anniversary of termination. The vested portion of his Time-Vested Option and his Price-Contingent Option (assuming the price hurdle had been achieved at the date of termination) will remain exercisable until the earlier of the first anniversary of termination or the expiration of the Time-Vested Option or Price-Contingent Option, and the remaining unvested portion would terminate immediately. Pursuant to Mr. Neil's agreement, if Mr. Neil's employment is terminated by the Company without cause, prior to the expiration of the six-year term of his employment, Mr. Neil will be entitled to a lump-sum severance payment equal to the amount of the base salary that would otherwise have been paid through expiration of the full term (grossed up for payment of taxes) and a continued COBRA healthcare coverage or lump sum payment in lieu of such coverage through the expiration of the six year term, and any unvested options will vest if the date of termination is prior to the second anniversary of the agreement.

Payment Upon Termination Due to Death or Disability

If Mr. Roll dies or is disabled, (i) the vested portion of his Time-Vested Option and his Price-Contingent Option (assuming the price hurdle had been achieved at the date of termination) would remain exercisable until the earlier of the first anniversary of termination or the expiration of the Time-Vested Option or the Price-Contingent Option, (ii) the next 12 monthly installments would vest immediately and remain exercisable until the earlier of the first anniversary of termination or the expiration of the Time-Vested Option or the Price-Contingent Option, and (iii) the unvested portion would terminate immediately. Pursuant to Mr. Neil's agreement, if Mr. Neil's employment is terminated due to death or disability, prior to the expiration of the six-year term of his employment, Mr. Neil will be entitled to a lump-sum severance payment equal to the amount of the base salary that would otherwise have been paid through expiration of the full term (grossed up for payment of taxes) and a continued COBRA healthcare coverage or lump sum payment in lieu of such coverage through the expiration of the six year term, and any unvested options will vest if the date of termination is prior to the second anniversary of the agreement.

Payment Upon a Change in Control

Upon the recommendation of the Committee, the Board approved change in control severance agreements for the then executive officers of the Company effective as of October 10, 2003 and effective as of June 2, 2004 for Mr. Gaughan and effective as of August 11, 2005 for Mr. Westervelt. Upon his appointment as Chief Financial Officer, Mr. Rigali entered into a similar change in control severance agreement effective August 10, 2006. The change in control severance agreements provide each of our executive officers with enhanced benefits in the case of a change in control where: (i) the executive is terminated within 18 months following the change in control, other than for "cause" (as defined), or  the executive terminates his employment for "good reason" (as defined) within 18 months following the change in control or (ii) such change in control is consummated (A) with a party with whom the Company has entered into a non-disclosure agreement for the purpose of consummating a change in control transaction while the executive was employed by the Company and (B) within one (1) year following the termination of the executive’s employment by the Company without "cause" (as defined). Upon such events, the executives are entitled to severance compensation and benefits, including those set forth below.

•	A lump sum payment equal to one times base salary.

•	A lump sum payment equal to one times bonus at expected value.

•	Full vesting of unvested stock options.

•	Continued medical and dental insurance benefits substantially similar to those provided to the executive and his eligible family members for one year.

As used in these change in control severance agreements, "cause" means:

•	willful and continued failure by the executive to perform his duties (other than due to incapacity due to physical or mental illness or disability);

•	willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company;

•	conviction of, or entry by the executive of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude;

•	willful breach by the executive of his fiduciary duty to the Company which results in economic or other injury to the Company; or

•	willful and material breach of the executive's confidentiality and non-solicitation covenants.

The Company will provide written notice to the executive of its determination that "cause" exists and give the executive an opportunity to cure such cause and to have the matter heard by the Board.

As used in these change in control severance agreements, "good reason" means:

•	the assignment to the executive of any duties materially inconsistent with the executive's position, authority, duties and responsibilities;

•	reduction in the executive's salary or targeted bonus opportunity;

•	relocation of the Company's offices to more than 30 miles from the prior location;

•	the Company's failure to obtain a satisfactory agreement from any successor to assume and agree to perform the agreement; or

•	the Company's failure to cure a material breach of its obligations under the agreement.

Each change in control severance agreement has a three year term; provided, however, that the agreements automatically extend for one additional year on the third anniversary of the agreement’s effective date and on each subsequent anniversary, unless either the executive or the Company elects not to so extend the term of the agreement by notifying the other party, in writing, of such election not less than ninety (90) days prior to the last day of the term as then in effect.

Under the change in control severance agreements, a "change in control" would occur in the following situations:

•	the acquisition by any person of 50% of more of the combined voting power of the Company's then outstanding securities;

•	a change, during any period of two consecutive years, in a majority or more of the Board, if the new members have not been approved by at least two-thirds of the incumbent Board;

•
the consummation by the Company of a merger, consolidation, reorganization or business combination of the Company, a sale of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity, in each case other than a transaction in which the voting securities of the Company immediately prior thereto continue to represent at least 50% of the combined voting power of the outstanding securities of the surviving entity; or

•	a liquidation or dissolution of the Company.

If any payment or distribution to or for the benefit of the executive (whether paid or payable or distributed or distributable) pursuant to the terms of the agreements or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Code the payments will be reduced to the extent necessary so that no portion of the payments are subject to an excise tax, but only if, by reason of such reduction, the net after-tax benefit to the executive exceeds the net after-tax benefit to the executive if no reduction was made.

The change in control severance agreements also provide that during the term of the executive's employment and for one year immediately following the termination date, the executive shall not, without the prior written consent of the Company, divulge any confidential information concerning the Company, unless required by law. During the term of the executive's employment and for one year immediately following the termination date, the executive shall also not directly or indirectly solicit or induce other parties doing business with the Company.

Mr. Roll does not have a separate change in control severance agreement with the Company. However, under Mr. Roll's employment agreement, if his employment with the Company is terminated without cause within 18 months after a "change in control," he will be entitled to receive (i) a severance payment equal to his base salary for the 12 months following his termination, (ii) health insurance until the first anniversary of termination, and (iii) his full total target bonus for the 12 months following termination. The severance payment and bonus payment, if any, would be payable in a lump sum at the termination of his employment. If Mr. Roll is terminated without cause within 18 months after a change in control, his Time-Vested Option would fully vest immediately and would remain exercisable until the earlier of the first anniversary of termination of the expiration of the Time-Vested Option.

As used in Mr. Roll's employment agreement, as amended on May 17, 2007, "change in control" would occur in the same situations as in the change in control severance agreements.

Pursuant to the 2005 Plan, in the event of a change in control, each outstanding award shall be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the award, the Committee may cause any or all of such awards to become fully exercisable immediately prior to the consummation of the transaction. If the Committee causes the awards to become fully vested, such awards are exercisable for 15 days from such notice and will terminate upon the expiration of the 15-day period.

The following table shows the potential payments upon termination or a change in control of the Company for each of the Named Executive Officers assuming each of the Named Executive Officer's employment was terminated on January 31, 2007, and assuming that the change in control occurred at January 31, 2007. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time they become eligible for such payments.

Name	Voluntary Termination (1)(6)	Termination With Cause (1)(6)	Termination Without Cause (1)(2)(6)	Change in Control (3)(6)	Death (1) (4)(6)	Disability (1) (5)(6)
Richard L. Roll	7,498	7,498	352,452	532,452	7,498	7,498
Howard J. Nellor	415,385	—	415,385	415,385	415,385	415,385
John V. Rigali	11,619	11,619	11,619	291,572	11,619	11,619
William R. Neil	192,525	—	192,525	228,525	161,860	192,525
Edward M. Gaughan	39,233	39,233	39,233	342,426	39,233	39,233
Eric Random	10,510	10,510	10,510	240,039	10,510	10,510
Alan D. Curtis	27,467	27,467	27,468	264,161	27,467	27,467
_____________

(1)
Excludes the value of vested options and accelerated unvested options as of January 31, 2007, calculated by multiplying the number of underlying vested options and accelerated unvested options by the difference between the exercise price and the closing price of our Common Stock on January 31, 2007 ($2.29). Options held by Mr. Roll and Mr. Rigali were “underwater” as of January 31, 2007 and were excluded from the calculation. The table below summarizes these potential values:

Name	Aggregate Vested Value	Aggregate Accelerated Unvested Value (Change in Control)
Richard L. Roll	—	—
John V. Rigali	—	—
Howard J. Nellor	285,100	—
William R. Neil	296,448	36,000
Edward M. Gaughan	36,360	50,500
Eric Random	98,798	24,000
Alan D. Curtis	154,500	24,000

(2) The table below reflects the estimate of the payments and benefits that each Named Executive Officer would receive assuming each of the Named Executive Officers' employment was terminated without "cause" on January 31, 2007. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time they become eligible for such payments.

Name	Base Salary	Bonus	Vacation Payout	Other	Medical Benefits Continuation (a)
Richard L. Roll	340,000	—	3,575	3,923	4,954
Howard J. Nellor	—	—	—	—	—
John V. Rigali	—	—	9,542	2,077	—
William R. Neil	134,615	—	—	—	57,910
Edward M. Gaughan	—	—	36,925	2,308	—
Eric Random	—	—	8,260	2,250	—
Alan D. Curtis	—	—	25,160	2,308	—

(a)	Reflects the estimated lump sum value of premiums to be paid on behalf of the executive under the medical benefit plans for the relevant periods.

(3)
This amount inlcudes the value of the accelerated vesting of unvested options of 37,500 shares for Mr. Neil, 50,000 shares for Mr. Gaughan, 25,000 shares for Mr. Random, and 25,000 shares for Mr. Curtis assuming a change in control occurs on January 31, 2007.

(4)	Includes the estimated lump sum present value of all future payments which the executive would be entitled to receive under the Company's disability program.

(5)	Includes the estimated present value of the proceeds payable to the executive's beneficiaries upon his death.

(6)
Includes the estimated present value of the proceeds payable to the executive’s vacation payouts and unpaid earned salary as of January 31, 2007, and amounts payable under change in control severance agreements or employment agreements, as applicable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to the Company by the executive officers, directors and 10% stockholders. The Company believes that, during the fiscal year ended January 31, 2007, all of the executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s officers, directors and employees. Our Code of Business Conduct and Ethics, as applied to our Chief Executive Officer, senior financial officers, principal accounting officer, controller and other senior financial officers is intended to comply with the requirements of Section 406 of the Sarbanes-Oxley Act. A copy of our Code of Business Conduct and Ethics is available on the Company’s website at www.peerless.com. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request to the Company. The Company intends to timely disclose any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics applicable to our Chief Executive Officer, senior financial officers, principal accounting officer, controller and other senior financial officers on our website at www.peerless.com within four business days or as otherwise required by the SEC or Nasdaq.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy Regarding Related Person Transactions

The Board has adopted a written policy which requires the Audit Committee to review and approve or ratify any transaction (a "related person transaction") in which the Company was, or is to be, a participant and in which any director, executive officer, nominee for director or beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, or any immediate family member of any such person, has a direct or indirect material interest. The policy requires the following:

•
the Audit Committee shall review any proposed agreement or arrangement relating to a related person transaction or series of related person transactions, and any proposed amendment to any such agreement or arrangement;

•
the Audit Committee shall establish standards for determining whether the transactions covered by such proposed agreement or arrangement, are on terms no less favorable to the Company than could be obtained from an unrelated third party ("fair to the Company");

•
before the Company enters into any such proposed agreement or arrangement, and at least annually thereafter, the Company's internal audit function shall report to the Audit Committee whether the transactions covered by such agreement or arrangement are fair to the Company under the standards established by the Audit Committee;

•
the Audit Committee shall not pre-approve, and shall make all reasonable efforts (taking into account the cost thereof to the Company) to cancel or cause to be renegotiated, any such agreement or arrangement which is not so determined to be fair to the Company; and

•	the Company shall disclose any related person transactions required to be disclosed by the rules promulgated by the SEC, in the manner so required.

The Company had no related party transactions in an amount exceeding $120,000 in fiscal 2007, except that the Company entered into a consulting agreement with Howard Nellor on December 15, 2006, as described under “Narrative to Summary Compensation Table and Grant of Plan-Based Awards Table - Consulting Agreement with Howard Nellor.” The Audit Committee reviews and approves or ratifies all related person transactions in accordance with the procedures set forth above, as the same may be amended from time to time. The Company believes that all related person transactions currently are on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying BLUE proxy to vote on such matters in accordance with the recommendations of the majority of the Board.

It is currently contemplated that our 2008 Annual Meeting of Stockholders will be held on or about June 26, 2008. Proposals by stockholders to be presented at the Company’s 2008 annual meeting must be received by the Company, c/o Secretary, at 2381 Rosecrans Avenue, El Segundo, CA 90245, no later than January 21, 2008, in order to be considered for inclusion in the Company’s proxy statement and form of proxy for such meeting. Furthermore, pursuant to the Company’s Bylaws, proposals by stockholders submitted outside the process of Rule 14a-8 under the Exchange Act may be considered untimely and ineligible to properly come before the Company’s 2008 annual meeting if such proposal is not submitted between 60 and 90 days prior to June 26, 2008. If the date of the 2008 annual meeting is advanced or delayed more than 30 days from the date of the 2007 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2008 annual meeting must be received by us within a reasonable time before the Company begins to print and mail the proxy statement for the 2008 annual meeting. Upon any determination that the date of the 2008 annual meeting will be advanced or delayed by more than 30 days from the date of the 2007 annual meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

In accordance with our bylaws, to properly bring a matter of business before the annual meeting, a stockholder has to deliver a stockholder's notice to the Secretary of the Company containing: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name, address, as they appear on the Company's books, of the stockholder; (c) the class and number of shares of the Company which are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act.

SEC rules also govern a company's ability to use discretionary proxy authority with respect to stockholder proposals that were not submitted by the stockholders in time to be included in the proxy statement. In the event a stockholder proposal is not submitted to the Company prior to April 6, 2008, the proxies solicited by the Board for the 2008 annual meeting of stockholders will confer authority on the proxyholders to vote the shares in accordance with the recommendations of the Board if the proposal is presented at the 2008 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting. If the date of the 2008 annual meeting is advanced or delayed more than 30 days from the date of the 2007 annual meeting, then the stockholder proposal must not have been submitted to the Company within a reasonable time before the Company mails the proxy statement for the 2008 annual meeting.

Stockholders may nominate candidates for the Board at an annual meeting. Stockholders who wish to request that the Nominating and Corporate Governance Committee consider a candidate for the 2008 annual meeting should follow the procedures identified under "Procedures for Stockholder Nomination."

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate all or portions of our filings, including this Proxy Statement, with the SEC, in whole or in part, the Compensation Committee Report, and the Audit Committee Report contained in this Proxy Statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Securities Exchange Act. Information on our website, other than our proxy statement and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

AVAILABLE INFORMATION

The Company is required to file annual, quarterly and special reports and other information with the SEC. You can read the Company’s filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may read and copy any document filed with the SEC, or obtain copies of the documents at prescribed rate at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Company’s SEC filings are also available at the office of the Nasdaq Stock Market, LLC. For further information on obtaining copies of the Company’s public filings at the Nasdaq Stock Market, LLC, you should call (212) 656-5060. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007 filed with the SEC is available without charge upon written request to: Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, California 90245.

By Order of the Board of Directors

Richard L. Roll
Chief Executive Officer, President & Director

May 23, 2007

PLEASE RETURN YOUR BLUE PROXY CARD AS SOON AS POSSIBLE. UNLESS A QUORUM CONSISTING OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING IS REPRESENTED AT THE ANNUAL MEETING, NO BUSINESS CAN BE TRANSACTED. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING.

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

Under applicable Securities and Exchange Commission regulations, the members of the Board, the Company's nominees and certain executive officers of the Company are "participants" with respect to the Company's solicitation of proxies in connection with its 2007 Annual Meeting of stockholders. Certain information about the persons who may be deemed "participants" is provided below.

Directors and Nominees

The names of the Company's directors and director nominees are set forth below. The principal occupations of the Company's directors who are participants in the Company's solicitation are set forth in this Proxy Statement under the caption "Proposal No. 1: Election of Directors - Director Nominees." The business address for each of the below participants is c/o Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, California, 90245.

Name

Robert G. Barrett

Louis C. Cole

William B. Patton, Jr.

Richard L. Roll

Officers and Employees

The Company's executive officers who are "participants" in the Company's solicitation of proxies are set forth below along with their position with the Company. The business address for each of the below participants is c/o Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, California, 90245.

Name	Title

Alan D. Curtis	Vice President, Corporate Development
Edward M. Gaughan	Vice President, Sales & Marketing
Eric Random	Vice President, Engineering
Richard L. Roll	President, Chief Executive Officer and Director
John V. Rigali	Vice President, Finance, and Chief Financial Officer
Cary A. Kimmel	Vice President, Business Development
Robert T. Westervelt	Vice President, Chief Technology Officer

Information Regarding Ownership of the Company's Securities by the Participants

The number of shares of Common Stock held by directors and the executive officers listed above is set forth in this Proxy Statement under the caption "Security Ownership of Certain Beneficial Owners and Management."

Information Regarding Transactions in the Company's Securities by Participants

The following table sets forth purchases and sales of shares of the Company's securities by the participants listed below during the past two years.

Name	Date	Number of Shares of Common Stock Acquired (A) or Disposed of (D)

Robert G. Barrett	6/30/05	10,000 (A)*
	6/29/06	10,000 (A)*
Louis C. Cole	6/30/05	10,000 (A)*
	6/29/06	10,000 (A)*
Alan D. Curtis	4/4/06	25,000 (A)
10,000 (A)
30,500 (D)
	4/5/06	3,500 (D)
	4/6/06	1,000 (D)
	2/13/07	15,000 (A)*
Edward M. Gaughan	4/4/06	14,000 (A)
	4/4/06	7,728 (D)
	4/5/06	6,272 (D)
	2/13/07	15,000 (A)
William B. Patton, Jr.	4/17/07	30,000 (A)*
Eric Random	10/14/05	16,000 (A)** and (D)
	3/2/06	2,000 (A)*
	4/13/06	25,000 (A)** and (D)
	5/8/06	1,111 (A)*
	10/16/06	3,111 (D)
	2/13/07	15,000 (A)*
Richard L. Roll	12/19/06	600,000 (A)*
	12/19/06	400,000 (A)*
John V. Rigali	6/15/06	50,000 (A)*
	2/13/07	10,000 (A)*
Cary A. Kimmel	6/29/05	2,000 (D)
	7/7/05	5,066 (A)**
	4/4/06	10,766 (A)**
	4/4/06	5,772 (D)
	4/5/06	4,994 (D)
	2/13/07	10,000 (A)*
Robert T. Westervelt	5/24/05	7,000 (A)*
10,000 (A)*
1,313 (A)*
3,750 (A)*
14,000 (A)*
20,000 (A)*
3,750 (A)*
5,000 (A)*
3,750 (A)*
15,000 (A)*
	7/20/05	50,000 (A)*
	4/10/06	10,000 (A)** and (D)
1,313 (A)** and (D)
14,000 (A)** and (D)
2,812 (A)** and (D)
3,750 (A)**
2,875 (D)
	2/13/07	15,000 (A)*
__________________
* Option Grant (Right to Buy)
**Exercise of Option

Miscellaneous Information Concerning Participants

Except as described in this Appendix A or in this Proxy Statement, none of the participants nor any of their respective affiliates or associates (together the "Participant Affiliates") (i) directly or indirectly beneficially owns any shares of Common Stock of the Company or any securities of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a stockholder, employee, officer or director. Furthermore, except as described in the Proxy Statement, neither any participant nor any Participant Affiliate, is either a party to any transaction or series of transactions since the beginning of fiscal 2007, or has knowledge of any currently proposed transaction or series of proposed transactions, (a) to which the Company was or is to be a participant, (b) in which the amount involved exceeds $120,000, and (c) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest.

Except as described in this Proxy Statement, no participant or Participant Affiliate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2007 Annual Meeting.

Except as described in this Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in the Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. During the past 10 years no participant has been convicted of a crime more serious than a traffic violation or similar misdemeanor.

BLUE PROXY CARD

PEERLESS SYSTEMS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

June 11, 2007
9:00 a.m.
2381 Rosecrans Avenue
El Segundo, CA 90245

Peerless Systems Corporation
2381 Rosecrans Avenue
El Segundo, CA 90245

The undesigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 11, 2007 and appoints Richard L. Roll and Elliot M. Shirwo, or either one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of Common Stock, $.001 par value per share, of Peerless Systems Corporation, owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Stockholders of Peerless Systems Corporation to be held on June 11, 2007 at 9:00 a.m. (Pacific Daylight Time) at 2381 Rosecrans Avenue, El Segundo, California 90245, and any adjournments or postponements thereof for any purpose.

If no choice is specified, the proxy will be voted FOR all nominees and items 2 and 3.

THIS BLUE PROXY CARD, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS BLUE PROXY CARD WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF THE OTHER PROPOSALS AND IN ACCORDANCE WITH THE RECOMMENDATION OF A MAJORITY OF THE BOARD OF DIRECTORS ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, INCLUDING A MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Peerless Systems Corporation, c/o MacKenzie Partners, Inc., 105 Madison Avenue, 14th Floor, New York, NY 10016

ß Please detach here ß

The Board of Directors Recommends a Vote FOR Each of the Nominees and Items 2 and 3.

1.	Election of directors:	01 Robert G. Barrett 02 Louis C. Cole	03 William B. Patton, Jr. 04 Richard L. Roll	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Approval of an amendment of the Company’s 2005 Incentive Award Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares	☐	For	☐	Against	☐	Abstain

3.	Ratification of selection of Ernst & Young LLP as independent registered public accounting firm	☐	For	☐	Against	☐	Abstain

4.	To transact such other business as properly may come before the meeting or any adjournment or postponement thereof	☐	For	☐	Against	☐	Abstain

THIS BLUE PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND THE PROPOSALS AND IN ACCORDANCE WITH THE RECOMMENDATION OF A MAJORITY OF THE BOARD OF DIRECTORS ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, INCLUDING A MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Address Change? Mark Box ☐ Indicate changes below:
Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. Iif held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.